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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.              )

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SPX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 31, 2006

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation 2006 Annual Meeting of Stockholders on May 5, 2006 at 8:00 a.m. (Eastern Time), at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277.

        All stockholders of record at the close of business on March 17, 2006, are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and, if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

                      Sincerely,

                      Christopher J. Kearney
                       President and
                      Chief Executive Officer

                      SPX Corporation

                      13515 Ballantyne Corporate Place
                      Charlotte, North Carolina 28277

SPX Corporation

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Friday, May 5, 2006
8:00 a.m.
Ballantyne Resort Hotel
10000 Ballantyne Commons Parkway
Charlotte, North Carolina 28277

        The principal business of the Annual Meeting will be to:

    1.
    Elect two directors for a three-year term;

    2.
    Amend and restate our 2002 Stock Compensation Plan to optimize the deductibility of awards under that plan in accordance with Section 162(m) of the Internal Revenue Code;

    3.
    Adopt an Executive Annual Incentive Plan to optimize the deductibility of bonus awards to executive officers in accordance with Section 162(m) of the Internal Revenue Code;

    4.
    Adopt the 2006 Non-Employee Directors' Stock Incentive Plan;

    5.
    Vote on a proposal offered by a stockholder of SPX;

    6.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2006; and

    7.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 17, 2006. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005.

By Order of the Board of Directors,
Kevin L. Lilly Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 31, 2006

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are providing these materials to you in connection with SPX's Annual Meeting, which will take place on Friday, May 5, 2006. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about March 31, 2006.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder as of the close of business on March 17, 2006 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e. in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 17, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on:

  •
  Election of two directors for a three-year term;

  •
  Amendment and restatement of our 2002 Stock Compensation Plan to optimize the deductibility of awards under that plan in accordance with Section 162(m) of the Internal Revenue Code;

  •
  Adoption of an Executive Annual Incentive Plan to optimize the deductibility of bonus awards to executive officers in accordance with Section 162(m) of the Internal Revenue Code;

  •
  Adoption of the 2006 Non-Employee Directors' Stock Incentive Plan;

  •
  A proposal offered by a stockholder of SPX; and

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2006.

Who is entitled to vote?

        Stockholders at the close of business on March 17, 2006 (the record date) are entitled to vote. On that date, there were 59,748,179 shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

        All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 17, 2006, the record date for voting.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O'Leary to vote on the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominees, FOR the amendment and restatement of our 2002 Stock Compensation Plan, FOR the adoption of the Executive Annual Incentive Plan, FOR the adoption of the 2006 Non-Employee Directors' Stock Incentive Plan, AGAINST the stockholder proposal, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O'Leary.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or Internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card from SPX?

        Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards from SPX to guarantee that all your shares are voted.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some of or all the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

        Election of Directors:    A majority of shares present or represented by proxy at the Annual Meeting must approve the election of the directors. If you do not want to vote your shares for one or more of the nominees, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of nominees for director, an abstention will have the effect of a vote against the proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

        Ratification of the Appointment of Independent Public Accounting Firm:    Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants since it is one fewer vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

        Approval of Other Proposals:    The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve the amendment to our existing compensation plan, the adoption of the new compensation plans, the stockholder proposal and any other action that may properly come before the meeting. An abstention will have the effect of a vote against the applicable proposal since it is one fewer vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

How do I submit a stockholder proposal?

        You must submit a proposal to be included in our proxy statement for the 2007 Annual Meeting no later than November 30, 2006. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2007 Annual Meeting. We must receive your proposal in writing on or after December 6, 2006 but no later than January 5, 2007.

        To be properly brought before an Annual Meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of SPX that you beneficially own; and (4) any material interest you may have in the business you want to bring before the meeting. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2007 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 5, 2007. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained Georgeson Shareholder Communications Inc. to assist us in soliciting your proxy and will pay them an estimated fee of $10,000 plus reasonable out-of-pocket expenses. Georgeson Shareholder will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of SPX common stock.

ELECTION OF DIRECTORS

        Seven directors currently serve on our Board of Directors. The directors are divided into three classes. Currently, there are three directors in one class, two directors in the second class and two directors in the third class. At this Annual Meeting, you will be asked to elect two directors. The remaining five directors will continue to serve on the Board of Directors as described below.

        Both nominees are currently SPX directors. Sarah R. Coffin and Christopher J. Kearney have been SPX directors since 1995 and 2004, respectively. Ms. Coffin and Mr. Kearney, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until she or he resigns, retires or is removed by the Board of Directors.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Ms. Coffin and Mr. Kearney. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for either of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that either of the nominees will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees to Serve Until 2009 Annual Meeting

Sarah R. Coffin, 53, is currently President, Performance Products Division, Hexion Specialty Chemicals, Inc., a supplier of thermoset and other high performance resins. Ms. Coffin worked from 2004 to 2005 as Vice President Sales and Marketing for Seaman Corporation, a private firm serving the industrial coated fabric market. Prior to joining Seaman Corporation, Ms. Coffin served as Senior Vice President Global Sourcing, Human Resources and Information Technology of Noveon, Inc., a global producer of performance polymer systems and adhesives from 2002 to 2003. Prior to that, from 1998 to 2002, she was Group President Specialty Plastics and Polymer Additives, Senior Vice President and General Manager Performance Coatings with BF Goodrich Performance Materials Company/Noveon, Inc., a manufacturer of performance polymer systems and additives. She has been a director of SPX since 1995.

Christopher J. Kearney, 50, was named President, Chief Executive Officer and a director of SPX in December 2004. He joined the company in February 1997 as Vice President, Secretary and General Counsel and an officer. Prior to joining SPX he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney is a member of the Advisory Council for University Libraries, University of Notre Dame. Mr. Kearney has been a director of SPX since 2004.

Directors Continuing Until 2008 Annual Meeting

J. Kermit Campbell, 67, is the former chairman, President and Chief Executive Officer of Herman Miller, Inc., a designer and manufacturer of office furniture. Since leaving Herman Miller, Inc. in 1995, Mr. Campbell has invested in a number of ventures, including Bering Truck Corporation, Black Star Farms, Advanced Information Systems, PassAlong Networks and CORE Energy Co. He is a director of Irwin Union Bank and of PassAlong Networks. Mr. Campbell is an honorary Trustee and past Chairman of the Board of Hope College and a trustee of Eagle Village. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood, 58, is currently Corporate Vice President and Executive Chief Staff and Marketing Officer, Xerox North America. Prior positions held by Mr. Fullwood at Xerox Corporation since 2002 include President of Xerox Channels Group and Corporate Vice President and Executive Chief Staff Officer—Developing Markets Operations, Xerox Corporation. Previously, Mr. Fullwood held various other management positions with Xerox. He is a director of the United Way of Greater Rochester, the Rochester Urban League, the Rochester Boy Scouts of America, Xerox Foundation and Monroe Community College Foundation. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Michael J. Mancuso, 63, is currently Senior Vice President and Chief Financial Officer of General Dynamics Corporation, a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric.
Mr. Mancuso has been a director of SPX since March 2005.

Directors Continuing until 2007 Annual Meeting

Charles E. Johnson II, 70, has been Chairman of the Board since December 2004. He is a co-owner of the G&L Acquisition Company, a fast food restaurant business, and a partner in PBJ Realty LLC, the real estate owner for G&L Acquisition Company restaurants. He was formerly President and co-owner of CEJ Holdings, Inc., the principal asset of which was commercial real estate. Mr. Johnson is a director of Hackley Hospital and the President and a director of the Paul C. Johnson Foundation. He has served on SPX's Board of Directors since 1976.

David P. Williams, 71, is the retired Vice Chairman of The Budd Company, a manufacturer of automobile and truck body components, castings, stampings, chassis frame components, air bag components, automotive heating accessories and cold weather starting aids. From 1986 until becoming Vice Chairman in 1999, Mr. Williams was President and Chief Operating Officer of The Budd Company. He is a director of Polar Corp. and a member of the Northern Trust Advisory Board—Michigan. Mr. Williams has served as a director of SPX since 1992.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. In December 2004, the Board of Directors separated the roles of Chairman and Chief Executive Officer and revised our Corporate Governance Guidelines to be consistent with this change. In December 2005, the Board of Directors made several additional changes to our Corporate Governance Guidelines, including instituting a limit on the number of public company boards on which directors could serve, making public our stock ownership guidelines and requiring that directors appointed to fill a vacancy on the Board of Directors would stand for election to the Board of Directors at the next Annual Meeting of Stockholders. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the New York Stock Exchange. Our Corporate Governance Guidelines are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance. In addition, stockholders may request a written copy of the guidelines by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our Chief Executive Officer and senior financial and accounting officers. Our Code of Business Conduct requires that all our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the company's best interest. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a "Code of Ethics" as defined by Item 406 of Regulation S-K. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance. Stockholders may request a written copy of the Code of Business Conduct by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Director Independence

        Our Corporate Governance Guidelines state that a substantial majority of the Board of Directors will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, on an annual basis, our Board reviews whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are set forth in Appendix A to this proxy statement. Based on its most recent annual review, the Board of Directors has concluded that Mr. Johnson, Mr. Campbell, Ms. Coffin, Mr. Fullwood, Mr. Mancuso and Mr. Williams are independent as defined in our Independence Standards and the listing standards of the New York Stock Exchange.

        The non-management members of the Board of Directors meet periodically in executive session without management. These meetings occur at least once per year. In addition, the non-management members of the Board meet in executive session with the Chief Executive Officer on an "as needed" basis. For these purposes, non-management members of the Board are directors who are not executive officers of SPX, regardless of whether they are independent.

Meetings of non-management directors are chaired by the Chairman of the Board, unless the Chairman of the Board is not a non-management director, in which case the meetings are chaired on a rotating basis by one of the non-management directors. The order of chair rotation is based on the seniority of the non-management directors.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors serves as an executive officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Communications with Directors

        Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

        Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee is responsible for the proposal of nominees for service as directors and will consider recommendations offered by stockholders in accordance with our by-laws. The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the Nominating and Governance Committee consults with the Chief Executive Officer. A director's qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method. The Nominating and Governance Committee may also hire outside advisers to assist it in identifying and/or evaluating potential director nominees.

        If you wish to recommend a nominee for director for the 2007 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 5, 2007. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee's agreement to serve as a director if elected.

Stock Ownership

        The Board of Directors believes that directors and officers should be stockholders and have a financial stake in SPX. The Board of Directors has approved the following stock ownership guidelines for directors and certain officers:

Position	Target Market Value
Board of Directors	1 × annual retainer
CEO	5 × annual salary
COO	4 × annual salary
Other Executive Officers	3 × annual salary
Other Designated Executives	1 × annual salary

        SPX executive leaders are asked to attain the desired level of stock ownership within five years of initial appointment to an executive management position.

Attendance at Annual Meeting

        It is our policy to invite all the members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors attended our last Annual Meeting. Currently, we expect all the members of our Board of Directors to attend the 2006 Annual Meeting.

MEETINGS AND COMMITTEES OF THE
BOARD OF DIRECTORS

        The Board of Directors met nine times during 2005. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors currently has standing audit, compensation, nominating and governance and retirement funds committees. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during the period in 2005 in which he or she served.

Audit Committee
Meetings in 2005:	Six
Members:	J. Kermit Campbell, Chairman Emerson U. Fullwood Michael J. Mancuso (Appointed to the Audit Committee on May 6, 2005) Charles E. Johnson II

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Campbell is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the New York Stock Exchange.
Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by SPX. The Committee appoints the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results and opinions as well as financial, accounting and internal control matters. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is attached to this proxy statement as Appendix B, posted on our website under the heading Investor Relations — Corporate Governance and available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement. Additional information on the Committee and its activities is set forth in the Audit Committee Report on page 34.

Compensation Committee
Meetings in 2005:	Eight
Members:	David P. Williams, Chairman J. Kermit Campbell Sarah R. Coffin Emerson U. Fullwood Charles E. Johnson II, Ex-Officio, Non-Voting Member

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, each voting member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.
Function:
The Compensation Committee approves the compensation program for SPX's senior management, including executive employment agreements, stock option grants and other awards under the 2002 Stock Compensation Plan, as well as awards under the SPX Corporation 2006 Executive Bonus Plan. Subject to stockholder approval of the plan, the Committee will also approve awards under the Executive Annual Incentive Plan. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is posted on our website under the heading Investor Relations — Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement. Additional information on the Committee and its activities is set forth in the Compensation Committee Report beginning on page 30.
Nominating and Governance Committee
Meetings in 2005:	Eight
Members:	Emerson U. Fullwood, Chairman J. Kermit Campbell David P. Williams Charles E. Johnson II, Ex-Officio, Non-Voting Member

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange.

Function:
The Nominating and Governance Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors the Corporate Governance Guidelines applicable to SPX; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-management directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. Subject to stockholder approval of the plan, the Committee will also approve awards under the 2006 Non-Employee Directors' Stock Incentive Plan. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is posted on our website under the heading Investor Relations — Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement.
Retirement Funds Committee
Meetings in 2005:	None
Members:	Sarah R. Coffin, Chairman Emerson U. Fullwood Charles E. Johnson II, Ex-Officio, Non-Voting Member
Function:
The Retirement Funds Committee, together with the Retirement and Welfare Plan Administrative Committee, reviews the investment performance and allocation, actuarial assumptions and funding practices of SPX's pension, healthcare and defined contribution plans.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their services as directors. We currently compensate non-employee directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "1997 Directors' Plan") and the SPX Corporation 2005 Non-Employee Directors' Compensation Plan (the "2005 Directors' Plan"). If approved by stockholders, we will also compensate non-employee directors under the 2006 Non-Employee Directors' Stock Incentive Plan. In addition, we reimburse non-employee directors for the expenses of carrying out their duties. We also pay the travel expenses for director spouses to attend certain board events. In 2005, the aggregate incremental cost to us for travel of directors' spouses to board events, including on the company aircraft, plus tax gross-ups paid to the directors in connection with this travel, was less than $7,500.

        Under the 1997 Directors' Plan, each non-employee director receives a flat fee annual retainer of $60,000, the receipt of which the non-employee director may defer at his or her option. Under the 2005 Directors' Plan, non-employee directors receive annually 2,500 shares of phantom equity with a three-year vesting period based on SPX stockholder return versus the S&P 500. On each vesting date, we compare SPX stockholder return to the performance of the S&P 500 for the prior year and for the cumulative period since the date of the phantom stock grant. If SPX outperforms the S&P 500 for the prior year, the one-third portion of the grant associated with that year will vest. If SPX outperforms the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. The vested portion of any phantom stock grant will be settled automatically in cash upon certification by the Nominating and Governance Committee that the performance criteria have been met. Phantom stock that does not vest within the three-year vesting period in accordance with these performance requirements is forfeited.

        If the 2006 Non-Employee Directors' Stock Incentive Plan is approved by stockholders, in the future we intend to grant stock incentives to non-employee directors under that plan in lieu of granting them phantom stock under the 2005 Directors' Plan. The material features of the 2006 Non-Employee Directors' Stock Incentive Plan are described in this proxy statement under the heading "Adoption of 2006 Non-Employee Directors' Stock Incentive Plan."

        On June 22, 2005, the Board of Directors amended the 1997 Directors' Plan and the 2005 Directors' Plan to convert the EVA bonus bank balances of the non-employee directors under the 1997 Directors' Plan into shares of phantom equity under the 2005 Directors' Plan, based on the closing price of our common stock on June 22, 2005. This phantom stock was granted on June 23, 2005, and will vest in three equal annual installments on the first, second, and third anniversaries of the grant date provided that the non-employee director is still a member of the Board of Directors on each of the vesting dates. The vested portion of any phantom stock will be settled in cash. The number of shares of phantom stock granted to each non-employee director in respect of his or her EVA bonus bank balance was as follows: Mr. Campbell, 197 shares; Ms. Coffin, 197 shares; Mr. Fullwood, 178 shares; Mr. Johnson, 197 shares; and Mr. Williams, 197 shares. Mr. Mancuso had no EVA bonus bank balance and, accordingly, did not participate in this grant.

        In addition to the amount Mr. Johnson receives as a non-employee director, he receives an annual retainer of $200,000 for serving as Chairman of the Board.

        Under the Directors' Retirement Plan (the "Retirement Plan"), which the Board of Directors terminated at the end of 1996, a director retiring with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect on the retirement date or, if earlier, at the date of the Retirement Plan's termination. A director retiring with more than five but less than ten years of service receives a proration of the ten-year amount. Benefits begin on the later of the director's sixty-fifth birthday or the date of his or her retirement from the Board of

Directors. Covered directors also will receive certain lump-sum payments in the event of a change of control as described in the Retirement Plan. We have established a trust to ensure payment of benefits under this Retirement Plan. Current directors who are covered by the Retirement Plan will receive benefits upon their retirement based on the present value of their vested benefits at the Retirement Plan's termination. The current present values of the vested benefits of the current directors who remain covered by the Retirement Plan are as follows: (1) Mr. Campbell, $69,220; (2) Mr. Johnson, $345,028; and (3) Ms. Coffin, $28,736.

OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

        The following table shows how much of the common stock of SPX the named executive officers, the directors and all executive officers and directors as a group beneficially owned as of March 17, 2006. The "named executive officers" are the Chief Executive Officer, the other four most highly compensated executive officers, based on salary and bonus, who were serving at the end of the last fiscal year and an additional person who would have qualified as one of our most highly compensated executive officers had he been serving as an executive officer at the end of the last fiscal year.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of SPX shares beneficially owned by each of the named executive officers and by all directors and executive officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

        The percent of SPX common stock owned is based on 59,748,179 shares outstanding as of March 17, 2006.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned	Options Exercisable Within 60 Days	Total	Percent of Class

J. Kermit Campbell	13,210	27,936	41,146	*

Don L. Canterna	33,081	38,470	71,551	*

Jay Caraviello	96,537	46,000	142,537	*

Sarah R. Coffin	5,780	30,906	36,686	*

Robert B. Foreman	119,256	404,628	523,884	*

Emerson U. Fullwood	1,400	23,800	25,200	*

Charles E. Johnson II (1)	81,132	27,166	108,298	*

Christopher J. Kearney (2)	235,969	470,658	706,627	1.2%

Michael J. Mancuso	0	0	0	—

Patrick J. O'Leary	188,539	1,618,544	1,807,083	2.9%

Thomas J. Riordan	175,064	475,688	650,752	1.1%

David P. Williams	15,522	25,730	41,252	*

All directors and executive officers as a group (13 persons)	921,173	3,213,526	4,134,699	6.6%

*
Less than 1.0.

(1)
Includes 38,760 shares owned by Mr. Johnson's wife.

(2)
Does not include 428 shares owned by Mr. Kearney's sons as to which Mr. Kearney disclaims beneficial ownership.

Other Principal SPX Stockholders

        Set forth in the table below is information about persons other than named executive officers and directors whom we know to be the beneficial owners of more than five percent of the issued and outstanding shares of SPX common stock. The percent of class held is based on 59,748,179 shares of SPX common stock outstanding on March 17, 2006.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	10,946,311	18.3

Hotchkis and Wiley Capital Management, LLC (2) 725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	6,329,500	10.6

John B. Blystone (3) c/o Vedder, Price, Kaufman & Kammholz, P.C. 222 North LaSalle Street Chicago, Illinois 60601 Attention: James S. Montana, Jr., Esq.	5,058,662	7.8

AXA Financial, Inc. (4) 1290 Avenue of the Americas New York, NY 10104	4,741,064	7.9

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2006, FMR Corp. has sole voting power with respect to 167,840 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2006, Hotchkis and Wiley Capital Management, LLC has sole voting power with respect to 5,732,200 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

(3)
Number of options held based on company records. Number of shares held based on information provided by Mr. Blystone on March 22, 2006. Mr. Blystone holds 10 shares of our common stock and 5,058,652 vested options. Mr. Blystone has sole voting and dispositive power with respect to all the shares. Mr. Blystone is our former Chairman, President and Chief Executive Officer.

(4)
Based on information provided in a Schedule 13G filed with the SEC on February 14, 2006 by AXA Financial, Inc. and certain of its affiliated entities (collectively, the "AXA Entities"). The AXA Entities have sole voting power with respect to 3,790,132 of the shares, shared voting power with respect to 52,655 of the shares, sole dispositive power with respect to 4,729,975 of the shares, and shared dispositive power with respect to 11,089 of the shares. Most shares are held by AXA Financial, Inc.'s subsidiary, Alliance Capital Management L.P., which has sole voting power with respect to 3,777,878 of the shares, shared voting power with respect to 52,655 of the shares, sole dispositive power with respect to 4,689,188 of the shares, and shared dispositive power with respect to 11,089 of the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during 2005.

EXECUTIVE COMPENSATION

        This table summarizes the compensation for the named executive officers. The "named executive officers" are the Chief Executive Officer, the other four most highly compensated executive officers, based on salary and bonus, who were serving at the end of the last fiscal year and an additional person who would have qualified as one of our most highly compensated executive officers had he been serving as an executive officer at the end of the last fiscal year.

Summary Compensation

		Annual Compensation						Long-Term Compensation Awards

Name and Principal Position	Year	Salary		Bonus (1)		Other Annual Compensation (2)		Restricted Stock Awards (3)		Securities Underlying Options	All Other Compensation (4)

Christopher J. Kearney President, Chief Executive Officer and Director	2005 2004 2003	$ $ $	875,000 436,154 420,000	$ $	962,500 — 1,319,138	$ $ $	181,162 154,177 285,030	$ $ $	3,632,713 1,437,333 43,039	— — 50,000	$ $ $	43,750 87,765 60,372

Patrick J. O'Leary Executive Vice President, Treasurer and Chief	2005 2004 2003	$ $ $	750,000 726,923 700,000	$ $	825,000 — 2,325,814	$ $ $	218,447 159,475 551,846	$ $ $	3,121,515 2,036,026 311,106	— — 70,000	$ $ $	10,500 41,211 39,615

Robert B. Foreman Executive Vice President, Human Resources and Asia Pacific	2005 2004 2003	$ $ $	500,000 415,385 400,000	$ $	550,000 — 1,230,812	$ $ $	186,162 211,918 281,157	$ $ $	2,173,077 1,434,885 71,742	— — 50,000	$ $ $	25,000 27,942 55,584

Thomas J. Riordan Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	634,615 392,404 385,000	$ $	770,000 — 532,629		$188,335 — —	$ $	2,029,698 1,390,500 —	— — 50,000	$ $ $	31,731 46,252 41,284

Don L. Canterna (5) Segment President, Flow Technology	2005		$314,423		$555,352		$—		$861,929	—		$6,300

Jay Caraviello (6) Former Executive Vice President and Co-Chief Operating Officer	2005 2004 2003	$ $ $	475,385 369,231 300,000	$ $	642,546 — 1,006,738	$ $	76,153 — 58,852	$ $	1,802,778 1,390,500 —	— — 30,000	$ $ $	23,769 68,799 29,267

(1)
The 2004 named executive officers elected to forego any bonus payouts for 2004, including payments of previously earned amounts from EVA bonus banks. The remaining EVA bonus bank balances for each of Messrs. Kearney, O'Leary, Foreman, Riordan, and Caraviello were converted to shares of restricted stock on May 5, 2005. The remaining EVA bonus bank balance for Mr. Canterna was converted to restricted stock units on July 15, 2005. The number of shares of restricted stock or restricted stock units was based on the closing price of our common stock on the day preceding the grant date. These shares of restricted stock and restricted stock units are included in the Restricted Stock Awards Column above.

(2)
Includes the payment by SPX of the following: (i) Mr. Kearney: $79,650 that he was deemed to receive in each of 2005, 2004 and 2003, representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte; $135,125 that he received as reimbursement for relocation costs in 2003; and $55,671, $29,333 and $44,690 in 2005, 2004 and 2003, respectively, for the tax gross-up on the restricted share "true-up" described in footnote (3), below; (ii) Mr. O'Leary: $79,650 that he was deemed to receive in each of 2005, 2004 and 2003, representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte; and $111,376, $55,949 and $323,070 in 2005, 2004 and 2003, respectively, for the gross-up on the restricted share "true-up" described in footnote (3), below; (iii) Mr. Foreman: $84,000 that he was deemed to receive in each of 2005, 2004 and

  2003, representing the market interest rate on the $1.5 million interest-free loan that he received in February, 2002, in connection with his relocation to Charlotte; $76,838 and $94,937, in 2004 and 2003, respectively, that he received as reimbursement for relocation costs; and $62,983, $27,800 and $74,497 in 2005, 2004 and 2003, respectively, for the gross-up on the restricted share "true-up" described in footnote (3), below; (iv) Mr. Riordan: $173,132 that he received as reimbursement for relocation costs in 2005; and (v) Mr. Caraviello: $50,461 and $47,471, in 2005 and 2003, respectively, that he received as reimbursement for relocation costs. Consistent with recent SEC guidance, we have conducted a thorough review of our compensation disclosure, including our treatment of perquisites, and have revised perquisite disclosure for 2004 and 2003.

(3)
Consists of the following grants made under our 2002 Stock Compensation Plan: (i) annual grants made on January 3, 2005 or March 7, 2005; (ii) grants made on May 6, 2005 and July 15, 2005 in connection with the conversion of EVA bonus banks (see Note 1 above); and (iii) grants made on February 25, 2005 to "true-up" certain named executive officers for their respective state tax increases incurred as a result of the relocation of SPX's corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina. The annual grants to the named executive officers were as follows: Mr. Kearney, 70,000 shares; Mr. O'Leary, 35,000, shares; Mr. Foreman, 35,000 shares; Mr. Riordan, 35,000 shares; Mr. Canterna, 15,000 shares; and Mr. Caraviello, 35,000 shares. Each of the annual grants was made on January 3, 2005, except for Mr. Canterna's, which was made on March 7, 2005. The annual grants vest based on SPX stockholder return versus the S&P 500 in 2005, 2006 and 2007. The EVA bonus bank balance conversion grants on May 6, 2005 to the named executive officers were as follows: Mr. Kearney, 19,417 shares; Mr. O'Leary, 38,616 shares; Mr. Foreman, 17,238 shares; Mr. Riordan, 15,685 shares; and Mr. Caraviello, 10,221 shares. In addition, Mr. Canterna's remaining EVA bonus bank balance was converted to 3,946 restricted stock units on July 15, 2005. The shares of restricted stock and restricted stock units granted in respect of the EVA bonus bank conversions are scheduled to vest in three equal annual installments on the first, second and third anniversaries of the respective grant dates provided that the executive officer is still employed by us on the applicable vesting date and subject to additional terms and conditions of applicable grant agreements. Mr. Caraviello forfeited these shares upon his termination of employment on September 23, 2005. Relocation "true-up" grants, all of which vested on June 30, 2005, were made to the following named executive officers: Mr. Kearney, 1,614 shares; Mr. O'Leary, 3,229 shares; and Mr. Foreman, 1,826 shares.

Dividends are paid on all of the restricted stock and restricted stock units to the extent that they are paid on SPX common stock. As of December 30, 2005, restricted stock and restricted stock unit ownership with an aggregate value based on the closing price of $45.77 on that date was as follows: Mr. Kearney: 82,751 shares with an aggregate value of $3,787,513.27; Mr. O'Leary: 85,284 shares with an aggregate value of $3,903,448.68; Mr. Foreman: 57,239 shares with an aggregate value of $2,619,829.03; Mr. Riordan: 55,686 shares with an aggregate value of $2,548,748.22; and Mr. Canterna: 21,280 shares with an aggregate value of $973,985.60. Upon his termination of employment on September 23, 2005, Mr. Caraviello was vested in 19,999 shares of unvested restricted stock, and he forfeited all other restricted shares then held by him.

(4)
All Other Compensation consists of matching contributions to the SPX retirement and savings plans.

(5)
Mr. Canterna became an executive officer on August 24, 2005.

(6)
Mr. Caraviello's employment terminated on September 23, 2005. Bonus amounts for Mr. Caraviello in 2005 reflect payments made in connection with his termination of employment.

Option Exercises in 2005 and
2005 Year-End Option Values

        This table provides information regarding the exercise of options during 2005 by the named executive officers. The "value realized" is the difference between the option exercise price and the price of SPX common stock on the date of exercise multiplied by the number of shares subject to the option. The "value of unexercised in-the-money options at year end 2005" is the difference between the option exercise price and $45.77 (the price of SPX common stock on the last trading day of the year, December 30, 2005), multiplied by the number of shares underlying the option. An option is "in-the-money" if the market value of the common stock subject to the option is greater than the exercise price.

			Number of Securities Underlying Unexercised Options at Year End 2005 (#)		Value of Unexercised In-the-Money Options at Year End 2005 ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher J. Kearney	0	—	453,992	16,666	$2,252,193	$119,996

Patrick J. O'Leary	0	—	1,595,211	23,333	1,608,019	167,998

Robert B. Foreman	0	—	387,962	16,666	1,487,193	119,996

Thomas J. Riordan	0	—	462,766	16,666	1,144,005	119,996

Don L. Canterna	10,000	$65,400	30,470	8,000	43,200	57,600

Jay Caraviello	42,000	$333,130	46,000	0	—	—

Pension Plans

        Upon designation by the Compensation Committee, certain executive officers participate in the SPX Supplemental Retirement Plan for Top Management (the "Top Management Plan"). For those executive officers who became participants in the Top Management Plan prior to August 24, 2005 (Messrs. Kearney, O'Leary, Foreman, Riordan and Caraviello), the benefit formula is 60% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 15-year period with the executive officer receiving the maximum benefit after 15 years. The benefit vests after 5 years of service. Any amounts paid from the Top Management Plan are reduced by payments made from the Individual Account Retirement Plan (the "IARP") and the Supplemental Individual Account Retirement Plan (the "SIARP"). The benefits shown in the table are payable from the IARP, SIARP and Top Management Plan (as applicable) at the normal retirement age of 65. You can determine the annual pension benefits payable to the executive officers named in the Summary Compensation Table who became participants in the Top Management Plan prior to August 24, 2005 from the table below. Their estimated years of credited service at normal retirement age are as follows: Mr. Kearney, 23 years; Mr. O'Leary, 26 years; Mr. Foreman, 23 years; and Mr. Riordan, 25 years. Mr. Caraviello will have approximately 3 years of credited service at normal retirement age. Compensation for these purposes is based on salary and bonus as shown in the Summary Compensation Table.

	Years of Credited Service

Final Three-Year Average Compensation	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$ 800,000	$160,000	$320,000	$480,000	$480,000	$480,000	$480,000	$480,000
900,000	180,000	360,000	540,000	540,000	540,000	540,000	540,000
1,000,000	200,000	400,000	600,000	600,000	600,000	600,000	600,000
1,200,000	240,000	480,000	720,000	720,000	720,000	720,000	720,000
1,400,000	280,000	560,000	840,000	840,000	840,000	840,000	840,000
1,600,000	320,000	640,000	960,000	960,000	960,000	960,000	960,000
1,800,000	360,000	720,000	1,080,000	1,080,000	1,080,000	1,080,000	1,080,000
2,200,000	440,000	880,000	1,320,000	1,320,000	1,320,000	1,320,000	1,320,000
2,600,000	520,000	1,040,000	1,560,000	1,560,000	1,560,000	1,560,000	1,560,000
3,000,000	600,000	1,200,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
3,400,000	680,000	1,360,000	2,040,000	2,040,000	2,040,000	2,040,000	2,040,000

        The annual retirement benefits are computed on the basis of a joint and 100% survivor annuity. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

        For Mr. Canterna, and all other executive officers who have or may become participants in the Top Management Plan on or after August 24, 2005, the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 20-year period with the participant receiving the maximum benefit after 20 years. The benefit vests after 5 years of service. Any amounts paid from the Top Management Plan are reduced by payments made from the IARP and the SIARP. The benefits shown in the table are payable from the IARP, SIARP and Top Management Plan (as applicable) at the normal retirement age of 65. You can determine the annual pension benefits payable to the executive officers who became participants in the Top Management Plan on or after August 24, 2005, from the table below. Mr. Canterna will have an estimated 10 years of credited service at normal retirement age. Compensation for these purposes is based on salary and bonus as shown in the Summary Compensation Table.

	Years of Credited Service

Final Three-Year Average Compensation	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$ 600,000	$75,000	$150,000	$225,000	$300,000	$300,000	$300,000	$300,000
700,000	87,500	175,000	262,500	350,000	350,000	350,000	350,000
800,000	100,000	200,000	300,000	400,000	400,000	400,000	400,000
900,000	112,500	225,000	337,500	450,000	450,000	450,000	450,000
1,000,000	125,000	250,000	375,000	500,000	500,000	500,000	500,000
1,200,000	150,000	300,000	450,000	600,000	600,000	600,000	600,000
1,400,000	175,000	350,000	525,000	700,000	700,000	700,000	700,000
1,600,000	200,000	400,000	600,000	800,000	800,000	800,000	800,000
1,800,000	225,000	450,000	675,000	900,000	900,000	900,000	900,000
2,200,000	275,000	550,000	825,000	1,100,000	1,100,000	1,100,000	1,100,000
2,600,000	325,000	650,000	975,000	1,300,000	1,300,000	1,300,000	1,300,000
3,000,000	375,000	750,000	1,125,000	1,500,000	1,500,000	1,500,000	1,500,000
3,400,000	425,000	850,000	1,275,000	1,700,000	1,700,000	1,700,000	1,700,000

        The annual retirement benefit for Mr. Canterna is computed on the basis of a joint and 50% survivor annuity. Mr. Canterna may retire as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

Employment Agreements

        We are party to employment agreements with Messrs. Kearney, O'Leary, Foreman and Riordan, which agreements were entered into on February 28, 2005, and were amended on December 21, 2005 and on February 2, 2006. We also are party to an employment agreement with Mr. Canterna, which agreement was entered into on December 21, 2005, and was amended on February 2, 2006. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Mr. Canterna, a different employment term duration. The annual base salaries of these named executive officers are as follows: Mr. Kearney, $950,000; Mr. O'Leary, $777,000; Mr. Riordan, $725,000; Mr. Foreman, $575,000; and Mr. Canterna $360,500. The agreements have a rolling two-year term with the exception of Mr. Canterna's agreement, which has a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

        Under the agreements, we are not permitted to reduce the annual base salary rate without the executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans that we establish or maintain for our senior executive officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are continued pursuant to the agreements.

        Upon termination of employment for any reason, the agreements provide for the following payments and benefits:

  •
  earned but unpaid base salary;

  •
  any earned annual incentive plan bonus for which the performance measurement period has ended;

  •
  any accrued but unpaid vacation;

  •
  any amounts payable under any of our benefit plans; and

  •
  unreimbursed business expenses.

        Upon termination of employment by reason of death or disability, the executive officer (or the executive officer's estate) will receive, in addition to the payments and benefits provided in the event of termination of employment for any reason, a pro rata portion of any bonus payable under our annual incentive plan for the year in which the termination occurs determined based on the higher of the actual annual bonus paid for the bonus plan year immediately preceding termination, or the target bonus for the bonus plan year in which termination occurs.

        Upon termination of employment by the company other than for cause, or upon voluntary termination of employment by the executive officer for good reason, in addition to the payments and benefits provided in the event of termination of employment for any reason, the agreements provide for the following payments and benefits:

  •
  the base salary and annual bonus that we would have paid under the agreement had the executive officer's employment continued to the end of the employment term;

  •
  continued coverage under our executive benefit plans through the end of the employment term, at the same cost to the executive officer as in effect on the date of his termination;

  •
  executive officer perquisites, reduced to the extent comparable perquisites are actually received by or made available to the executive officer without cost, during the period following the executive officer's employment termination through December 31 of the year that includes the second anniversary of his or her employment termination (with respect to Mr. Canterna, through December 31 of the year that includes the first anniversary of his employment termination);

  •
  the period through the end of the employment term shall continue to count for purposes of determining the executive officer's age and service with the company with respect to eligibility, vesting and the amount of benefits under our benefit plans to the extent permitted by applicable law;

  •
  any outstanding stock options, restricted stock or other equity-based compensation awards shall immediately vest upon the termination date, and the stock options shall be exercisable at any time prior to the earlier of two years (one year in the case of Mr. Canterna) or the stock option expiration or other termination date; and

  •
  outplacement services.

        In the event of certain terminations following a change of control, Messrs. Kearney, O'Leary, Foreman, Riordan and Canterna will be entitled to the payments and benefits specified in their change-of-control severance agreements as described beginning on page 24. Those payments and benefits would replace those provided under the employment agreements to the extent that such payments or benefits would otherwise be duplicative, such as continuation of perquisites and health and welfare benefits.

        The employment agreements for all named executive officers contain customary definitions of cause and good reason.

        Prior to his termination of employment with our company, we were party to an employment agreement with Jay Caraviello, effective as of August 24, 2005. Mr. Caraviello had served as Executive Vice President and Co-Chief Operating Officer of our company. His employment agreement contained the same terms as the employment agreements for the current officers

(described above) with the exception of a differing title (and associated reporting responsibilities), annual base salary level, retiree medical terms, and allowance amounts for annual income tax return preparation and financial planning. Mr. Caraviello's employment agreement with the company terminated effective as of his employment termination date.

        In connection with Mr. Caraviello's termination of employment with the company, on September 23, 2005, we entered into a separation agreement with Mr. Caraviello. The separation agreement provides that Mr. Caraviello will receive: (i) his base salary through September 23, 2006; (ii) a bonus under the SPX Corporation 2005 Executive Bonus Plan based on full year business performance and prorated according to the number of days Mr. Caraviello worked for the company in the 2005 plan year, which bonus was paid to Mr. Caraviello at the same time 2005 bonuses were paid to other participants; (iii) continuation for one year of health and welfare benefits at the active employee rates, estimated at $7,711 per annum based upon 2005 elections; (iv) reimbursement of up to $20,000 for annual income tax return preparation and financial planning fees and costs incurred in calendar year 2005; (v) up to $25,000 in outplacement services; and (vi) a lump sum payment of $25,385 for unused vacation pay. As of September 23, 2005, Mr. Caraviello held options for 88,000 shares of common stock ranging in exercise prices of $38.57 to $69.43, of which options for 78,000 shares were vested. As part of his separation agreement, his unvested options became vested as of Mr. Caraviello's termination date. Mr. Caraviello will have until the earlier of the expiration of the options or one year from the date of his termination of employment to exercise all his options. In addition, as of September 23, 2005, Mr. Caraviello held 61,888 shares of unvested restricted stock. Mr. Caraviello's restricted stock that would have vested on or before January 31, 2006 (19,999 shares) became vested as of Mr. Caraviello's termination date. All other restricted shares granted to Mr. Caraviello were forfeited.

        Mr. Caraviello is obligated to comply with (i) certain non-competition provisions until September 23, 2006 and (ii) confidentiality and cooperation requirements for an indefinite period.

        Mr. Caraviello is entitled to previously earned pension benefits under our qualified pension plan, supplemental pension plan and Supplemental Retirement Plan for officers, as discussed above. These benefits will be paid either annually ($74,592 per year if Mr. Caraviello receives annual payments starting at age 55) or in a lump sum payment.

Change-of-Control Severance Agreements

        We have entered into change-of-control severance agreements with our executive officers, including Messrs. Kearney, O'Leary, Foreman, Riordan and Canterna. The change-of-control severance agreements provide for the payment of compensation and benefits if the executive officer's employment terminates following a change of control, and were amended as of December 21, 2005 to revise references to the former EVA bonus plan and conform them to the current Executive Bonus Plan name and references (except for Mr. Canterna's agreement, which was entered into as of that date).

        In the event of a termination for any reason following a change of control, the executive officer will be entitled to receive all accrued benefits (including a cash bonus payment for the year of termination) through the date of termination. If a termination within 36 months following a change of control is for a reason other than death, disability, retirement or termination by SPX for cause or if employment is terminated by the executive officer other than for good reason, each of Mr. Kearney, Mr. O'Leary, Mr. Foreman and Mr. Riordan will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the following severance benefits:

  •
  a lump sum payment equal to three times the greater of (1) his annual salary just prior to the change of control or (2) his annual salary at the time of termination;

  •
  a lump sum payment equal to three times the greatest of (1) the highest of his earned bonus amounts for the three years immediately preceding the termination year, (2) his target bonus under the Bonus Plan for the termination year, or (3) his earned bonus amount for the termination year, calculated as if the date of termination were the end of that year;

  •
  the continuation of employee benefits and senior executive officer perquisites for the lesser of three years or until he obtains comparable benefits and perquisites from another employer;

  •
  for three years, life insurance in an amount equal to twice his final annual salary and, for the rest of his life, life insurance in an amount equal to his final salary;

  •
  immediate vesting of benefits under our pension plan and supplemental pension plan with credit for three additional years of service and for the salary and bonus continuation reflected by the severance compensation lump sum salary and bonus payments;

  •
  lump sum payment of all balances under the Supplemental Retirement Savings Plan;

  •
  immediate vesting of all options, restricted stock and other equity or incentive compensation awards, and the lesser of a period of up to two years to exercise the options or the time remaining until the expiration date of the options;

  •
  gross-up protection against potential excise tax liability associated with the severance benefits; and

  •
  outplacement services.

        If a termination within 36 months following a change of control is for a reason other than death, disability, retirement or termination by SPX for cause or if employment is terminated other than for good reason, Mr. Canterna will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the same severance benefits set forth above, except that the lump sum salary and bonus payments would be calculated with a factor of two (instead of three) and the benefits continuation period and additional age and service credit would equal two years (instead of three).

        For purposes of the change-of-control severance agreements, a change of control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of SPX's securities (including in an exchange or tender offer); approval by the stockholders of SPX of (1) liquidation of SPX, (2) the sale of all or substantially all of SPX's assets, (3) a merger or consolidation (except where SPX's stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity); or a change in the majority of the board of directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-of-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to SPX, monetarily or otherwise, or (3) conviction of a felony that impairs ability to substantially perform duties.

        For purposes of the change-of-control severance agreements, "good reason" is defined as (1) assignment by SPX of duties inconsistent with the executive officer's duties, responsibilities and status as of the day prior to the change of control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure of SPX to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of the elected officers of SPX (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure of SPX to obtain the agreement of a successor company to assume all obligations under the change-of-control severance agreements, or (8) a purported termination by SPX that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning thirty days after a change of control, any termination by the executive officer will be deemed to be for good reason.

        We were party to a change-of-control severance agreement with Mr. Caraviello prior to his termination of employment with the company. Mr. Caraviello's change-of-control severance agreement terminated as of his employment termination date.

Loans Associated with Relocation

        In connection with the relocation of our corporate headquarters to Charlotte, North Carolina, we offered each of our employees who relocated the opportunity to borrow money from SPX, in varying amounts depending on level of employment, to finance the purchase of his or her primary residence in North Carolina. Our Board of Directors approved the relocation loan program, and the Compensation Committee approved the participation of our executive officers in the program, in August 2001. These loans are interest free (except in the event of a default), have a twenty-year term and are secured by a mortgage on the related residence. The employee is generally not required to pay the principal until the maturity date. In the event that the employee ceases to be an employee of SPX, sells the residence, purchases a different principal residence or is transferred from SPX's headquarters, we will send the employee a written notice requiring the employee to repay the note in full within 150 days following the date of the notice. In the event of the death or permanent disability of the employee or a change in control of SPX, we will forgive the note and pay the employee or his estate an amount equal to the employee's tax liability as a result of the loan forgiveness.

        The principal amount of the loans made to each of Mr. Kearney, Mr. O'Leary and Mr. Foreman was $1,500,000. The full principal amount of each of the loans is currently outstanding. These executive officers will not recognize any imputed income on their loans for tax purposes, but an amount representing the market interest rates on the loans is included as Other Annual

Compensation in the Summary Compensation Table. The loan program was terminated as of July 30, 2002. As a result, no further loans will be made and the terms of outstanding loans will not be modified.

Death Benefit Plan for Key Managers

        As part of the total compensation package developed to assist us in attracting and retaining top quality managers, in 1985 we adopted a death benefit plan for certain key managers. As of March 17, 2006, 11 active key managers, including the officers named in the Summary Compensation Table, 1 former officer, 39 retired managers and 1 retired director were participating in the plan. If a participant dies before retirement, his or her beneficiary will receive a payment that, when grossed up for applicable federal and state income taxes, equals twice the amount of his or her base salary as of the date he or she died. If a participant dies after retirement, his or her beneficiary will receive a payment after adjustment for income taxes equal to one times his or her final base salary at the time of retirement.

Other Benefits

        In general, our executive officers are eligible to participate in the same benefit plans that we offer to all employees, including medical, dental, short-term and long-term disability, life, pension and profit sharing. The executive officers also participate in the SPX Corporation Executive Long-Term Disability Plan (the "Executive LTD Plan"). The benefit under the Executive LTD Plan, when combined with the benefit under the group long-term disability plan offered to most of our employee population, equals approximately 60% of the executive officer's base salary on an after-tax basis in the event the executive officer becomes disabled while employed by us. The monthly benefits under the Executive LTD Plan continue until the earlier of (i) the end of the executive officer's disability (as defined in the Executive LTD Plan) or (ii) age 65. If an executive officer becomes disabled after age 60, the Executive LTD Plan benefit may continue for a period ranging from 1 to 5 years so long as the executive officer remains disabled. The Executive LTD Plan benefit is offset by other income benefits including company-paid retirement benefits.

        In addition, Messrs. Kearney, O'Leary, Foreman and Riordan will each be entitled to receive an annual reimbursement of their retiree medical premiums under our retiree medical plan for themselves and their spouses and eligible dependents until they reach Medicare eligibility due to age, at which point Medicare shall become the primary payor of medical/prescription benefits and the premium reimbursement shall continue until the later of the death of the executive officer or his spouse. Mr. Canterna will be entitled to receive an annual reimbursement of his retiree medical premiums under our retiree medical plan for himself and his spouse and eligible dependents until he reaches Medicare eligibility due to age, at which point the premium reimbursement shall cease. In the event we terminate retiree access to medical and/or prescription benefits generally for retirees, the executive officers shall be entitled to an annual reimbursement from us upon proof of continued coverage for comparable medical and/or prescription drug coverage under an individual policy or other group policy, subject to an annual maximum total reimbursement. This retiree medical benefit replaces any and all benefits that the executive officers may have been entitled to receive under the SPX Corporation Retirement Health Plan for Top Management, if applicable.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 30, 2005 about SPX common stock that may be issued upon the exercise of options and rights under all SPX's existing equity compensation plans. Stockholder approved plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan) and the 1997 Non-Employee Directors' Compensation Plan. Plans and arrangements not approved by stockholders include stock option awards made to certain current and former members of SPX senior management and consultants. These individual option arrangements are described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	5,655,656	$52.82	5,973,319	(1)

Equity compensation plans not approved by stockholders (2)	7,072,272	$82.75	0

Total (3)	12,727,928	$69.45	5,973,319

(1)
All these shares were available for issuance under the 2002 Stock Compensation Plan and no shares were available for issuance under the 1997 Non-Employee Directors' Compensation Plan. Excludes 395,653 shares of unvested restricted stock granted under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

(2)
Plans and arrangements not approved by stockholders include stock option awards made to certain consultants and to certain current and former members of SPX senior management.

(3)
Excludes 158,062 shares of our stock subject to options outstanding pursuant to option plans of United Dominion Industries Limited, or UDI, which we assumed in connection with our 2001 acquisition of UDI. These options have a weighted-average exercise price of $44.38 per share.

Individual Option Arrangements

        From time to time we have entered into agreements with certain of our senior management for the grant of stock options outside of our 2002 Stock Compensation Plan (or its predecessor plan, the 1992 Stock Compensation Plan). The shares represented by these agreements are included in the table above under the caption "Equity compensation plans not approved by security holders." The following material terms apply to each of the agreements with SPX employees listed below:

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  The options may be exercised by payment in cash or by delivery of previously owned SPX shares.

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  The options are restricted as to transferability and have accelerated vesting upon a change of control, death or disability.

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  The options provide for the grant upon exercise of replacement options (which replace shares surrendered in payment of the exercise price and withholding tax obligations).

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  The expiration of these options is accelerated upon death, disability or termination of employment.

        On October 13, 1996, we granted Patrick J. O'Leary an option to purchase 100,000 shares at $15.06 per share. Mr. O'Leary has exercised this option as to all 100,000 shares; however, reload options were granted as to 35,272 shares immediately exercisable at $86.47 per share and 14,740 shares immediately exercisable at $50.01 per share. These options expire on October 13, 2006.

        On February 26, 1997, in connection with his employment agreement, we granted Mr. Blystone an option to purchase 500,000 shares at $22.88 per share, 500,000 shares at $30.00 per share, 500,000 shares at $37.50 per share and 500,000 shares at $45.00 per share. The option vested on January 1, 2002 and expires on December 8, 2006. As of March 17, 2006, Mr. Blystone had exercised the option as to all shares exercisable at $22.88 per share, $30.00 per share and $37.50 per share.

        On April 23, 1997, we granted Mr. O'Leary an option to purchase 140,000 shares at $30.00 per share, 130,000 shares at $37.50 per share and 130,000 shares at $45.00 per share. The option vested on April 22, 2002, and Mr. O'Leary has exercised the option as to all 140,000 shares exercisable at $30.00 per share and as to 60,000 shares exercisable at $37.50 per share. The option expires on April 22, 2007.

        On December 10, 1997, we granted Thomas J. Riordan an option to purchase 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested on December 10, 2002 and expires on December 9, 2007.

        On August 26, 1998, we granted Christopher J. Kearney an option to purchase 68,000 shares at $30.00 per share, 66,000 shares at $37.50 per share and 66,000 shares at $45.00 per share. The option vested on August 26, 2003 and expires on August 25, 2008.

        On May 10, 1999, we granted Robert B. Foreman an option to purchase 100,000 shares at $36.69 per share, 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested as to the 100,000 shares exercisable at $36.69 per share on May 10, 2001, and Mr. Foreman has exercised the option as to all those 100,000 shares. The option vests as to the remainder of the shares on May 10, 2004 and expires on May 9, 2009.

        On June 23, 1999, we granted Mr. O'Leary an option to purchase 250,000 shares at $60.00 per share, 250,000 shares at $72.50 per share, 250,000 shares at $85.00 per share and 250,000 shares at $97.50 per share. The option vested on June 23, 2004 and expires on June 22, 2009.

        On June 23, 1999, we granted Mr. Blystone an option to purchase 500,000 shares at $60.00 per share, 500,000 shares at $72.50 per share, 500,000 shares at $85.00 per share and 500,000 shares at $97.50 per share. The option vested on June 23, 2004 and expires December 8, 2006.

        On August 22, 2000, we granted Mr. Blystone an option to purchase 500,000 shares at $105.00 per share, 500,000 shares at $120.00 per share, 500,000 shares at $135.00 per share and 500,000 shares at $150.00 per share. The option vested on December 8, 2004 and expires on December 8, 2006.

        On August 4, 1998, we granted Stern Stewart & Co., a consultant to SPX, an option to purchase 56,000 shares at $34.06 per share; the option is fully vested and expires on August 3, 2008. This option has been exercised as to 33,740 shares. On May 4, 2001, we granted Stern Stewart an option to purchase 130,000 shares at $92.10; the option vested on May 4, 2003 and expires on May 3, 2011. Each of the option agreements provides that the exercise price may be paid in cash or, alternatively, Stern Stewart may effect a cashless exercise. The options are restricted as to transferability. In 2005, Stern Stewart & Co. reallocated 22,260 August 4, 1998 options and 45,500 May 4, 2001 options to G. Bennett Stewart, 79,300 of the May 4, 2001 options to Joel M. Stern, and 5,200 May 4, 2001 options to David M. Glassman, each an employee of Stern Stewart. Upon a change of control (as defined in the option agreements), Stern Stewart may, in lieu of exercising the options, elect to receive cash consideration of $400,000 for the 1998 option and $800,000 for the 2001 option (or such pro rata portion if this election is made with respect to fewer than all the shares underlying the option).

        Since 1999, we have made various option grants to Reuben Gutoff, a consultant to SPX. In 2004, the expiration of the options was accelerated pursuant to their terms. On May 17, 1999, we granted Mr. Gutoff an option to purchase 10,000 shares at $37.38 per share with an expiration of May 15, 2006. On June 1, 2000, we granted Mr. Gutoff an option to purchase 16,000 shares at $55.19 per share with an expiration of May 15, 2006. On June 1, 2001, we granted Mr. Gutoff an option to purchase 16,000 shares at $59.98 per share with an expiration of May 15, 2006. On June 3, 2002, we granted Mr. Gutoff an option to purchase 16,000 shares at $66.51 per share with an expiration of May 15, 2006. On June 3, 2003, we granted Mr. Gutoff an option to purchase 12,000 shares at $39.00 per share with an expiration of May 15, 2006. Each of the option agreements provided that the exercise price may be paid in cash or by delivery of previously owned SPX shares. The options were restricted as to transferability and provided for the grant upon exercise of replacement options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICERS' COMPENSATION

        The Compensation Committee of the Board of Directors is composed of four independent non-employee directors. In addition, Charles E. Johnson II serves as an ex-officio, non-voting, member of the Committee. The Committee considers and approves SPX's compensation program for senior management, including executive officers. Key objectives of the Committee are to: (1) attract and retain highly qualified executives to manage SPX and its operating divisions; and (2) provide strong financial incentives for senior management to maximize value for SPX's stockholders. The Committee believes that the total compensation program provides strong incentives to maximize stockholder value with a reasonable balance between SPX's need to retain strong senior management and the cost to stockholders.

        In December 2005, the Board of Directors, as part of its continuing review of the company's compensation plan, extended its engagement of Watson Wyatt Worldwide, a compensation consulting firm, to continue an independent and comprehensive review of the company's compensation program. This review included the development of a recommended design for the 2005 executive bonus plan covering Mr. Kearney and his direct reports, as well as a review of total compensation and benefits for executive officers, including but not limited to salaries, cash and equity incentive programs, retirement benefits, and other benefits and perquisites. In connection with this review, the Compensation Committee and Watson Wyatt reviewed tally sheets setting forth the components of compensation and the total compensation of the named executive officers. Currently, executive compensation consists of base salary, an annual bonus opportunity under the Executive Bonus Plan, equity-based awards and certain other benefits described below.

Base Salary

        Each executive officer receives a base salary, which the Compensation Committee determines annually based on a periodic review of industry competitive market data. The Committee, together with Watson Wyatt, studies the industry market data and uses it as a guide in the setting of officer pay, while taking into account experience and performance. The Committee most recently reviewed industry data in August, 2005, including the results of Watson Wyatt's comprehensive review of SPX's compensation program for executive officers.

Annual Bonuses

        On June 22, 2005, the Board of Directors adopted the SPX Corporation 2005 Executive Bonus Plan (the "Bonus Plan"). The key performance measures are operating profit margin and operating cash flow. The bonus that may be awarded to each participant under the Bonus Plan (including the executive officers) is between 0% and 200% of the executive's target bonus depending on how well SPX performs against preset goals for both operating profit margin and operating cash flow.

        The executive officer's target bonus is calculated by multiplying his base salary as of the end of the plan year by his target bonus percent. A bonus matrix specifies the operating profit margin and operating cash flow goals that must be achieved for various bonus levels from zero to the maximum 200% level. Subject to the maximum level, the executive officer's total potential bonus is determined by multiplying his target bonus by the factor specified in the bonus matrix that corresponds with the performance measures achieved for the 2005 Bonus Plan year.

        Under the Bonus Plan, 80% of the total potential bonus is allocated to company performance and is payable subject to the Bonus Plan's terms and conditions. The remaining 20% is allocated to individual performance, and the amount earned can range from zero to 20% of the total potential bonus. The individual performance component can be earned only after achieving a bonus according to the business performance measures specified in the bonus matrix. Individual performance is evaluated considering multiple factors, including appropriate consideration of each executive officer's compliance with and advancement of the SPX Leadership Standards, Code of Business Conduct, and overall commitment to conducting all of the company's activities with the highest standards of ethics and integrity.

        Bonuses are prorated for partial years worked. Except in the case of death, retirement or disability, the executive officers must have been actively employed by the company on December 31, 2005 to be eligible for a bonus under the Bonus Plan.

        On February 20, 2006, the Compensation Committee approved a bonus plan for 2006 with substantially the same terms. The Compensation Committee also recommended that SPX adopt an annual executive incentive plan that would also cover the executive officers in future years and would be intended to optimize the deductibility of bonus awards to executive officers in accordance with Section 162(m) of the Internal Revenue Code. The Board of Directors approved this recommended plan on February 21, 2006 subject to stockholder approval, which plan is described more fully beginning on page 40.

Equity-Based Awards

        In December 2004, the Board of Directors instituted performance thresholds for vesting of substantially all annual restricted stock awards to executive officers in 2005 and future years. On each vesting date, the company will compare SPX stockholder return to the performance of the S&P 500 for the prior year and for the cumulative period since the date of the share grant. If SPX outperforms the S&P 500 for the prior year, the one-third portion of the grant associated with that year will vest. If SPX outperforms the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. One-third of the awards granted in 2005 have vested because SPX stockholder return exceeded the performance of the S&P 500 for 2005. Vesting occurs upon certification by the Compensation Committee that the performance criteria have been met. The Board of Directors believes that providing grants at a fixed number of shares (rather than shares worth a specified dollar value) aligns the executives' interests with those of all stockholders, thereby presenting a strong incentive to enhance stockholder value.

Restricted Stock Grants (Tax True-Up)

        In accordance with a five-year arrangement approved by the Board of Directors in August 2001 and operative as of January 2003, restricted shares are granted to Messrs. Kearney, O'Leary and Foreman to "true-up" the individuals for their respective state tax increases incurred as a result of the relocation of SPX's corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina. These restricted shares fully vest on June 30 in the year granted or, if earlier, upon the individual's death, disability, retirement, or upon a change in control. Prior to vesting, these restricted shares will be forfeited upon termination of employment for a reason other than retirement, disability, death or a change in control.

Supplemental Retirement Plan

        Messrs. Kearney, O'Leary, Foreman, Riordan, Caraviello and Canterna participate in the SPX Corporation Supplemental Retirement Plan for Top Management, which is discussed in Executive Compensation—Pension Plans beginning on page 20.

Compensation of the Chief Executive Officer

        Mr. Kearney, the Chief Executive Officer of SPX, received an annual base salary of $875,000 and a bonus of $962,500 for 2005. Effective as of January 1, 2006, Mr. Kearney's annual base salary was increased to $950,000, based on the periodic review of industry competitive market data discussed in the Base Salary section of this Report, as well as Mr. Kearney's experience and performance and the retention and incentive goals discussed in the introduction to this Report. The terms of Mr. Kearney's employment agreement are described beginning on page 21.

Deductibility of Compensation

        The policy of the Compensation Committee with respect to Section 162(m) of the Internal Revenue Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Compensation Committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible by SPX.

        The Compensation Committee has approved, and recommends for shareholder approval, an annual executive bonus plan and an amended and restated stock compensation plan, both of which are designed to optimize the deductibility of awards under those plans in accordance with Section 162(m) of the Internal Revenue Code.

Compensation Committee
David P. Williams, Chairman J. Kermit Campbell Sarah R. Coffin Emerson U. Fullwood Charles E. Johnson II, Ex-Officio, Non-Voting Member

COMPANY PERFORMANCE

        This graph shows a five-year comparison of cumulative total returns for SPX, the S&P 500 Composite Index and the S&P Capital Goods Index. The graph assumes an initial investment of $100 on December 31, 2000 and the reinvestment of dividends.

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors is composed of four directors who are independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SPX's independent accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent accountants. Management represented to us that SPX's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent accountants. We discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees), under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

        We discussed with SPX's internal auditors and independent accountants the overall scope and plans for their respective audits. We met with the independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

        We have reviewed and discussed with management their assertion and opinion regarding internal controls to be included in the 2005 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed, and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States. We have also reviewed and discussed with Deloitte & Touche LLP their audit and opinion regarding SPX's internal controls as required by Section 404, which opinion is included in the 2005 Annual Report on Form 10-K.

Audit Committee:
J. Kermit Campbell, Chairman Emerson U. Fullwood Charles E. Johnson II Michael J. Mancuso

AMENDMENT AND RESTATEMENT OF 2002 STOCK COMPENSATION PLAN

        The Board of Directors approved an amendment and restatement of our 2002 Stock Compensation Plan (the "2002 Plan") that is intended to optimize the tax deduction for performance-based awards to executives. The amendment also eliminates replacement options on future awards. The amendment will not increase the number of shares issuable under the 2002 Plan or increase the cost of the 2002 Plan.

        In the past two years, awards under the 2002 Plan have been primarily granted in the form of restricted stock or restricted stock units that vest based on the attainment of total shareholder return targets established by the Compensation Committee. Although vesting of these awards was contingent on achieving performance targets, they did not satisfy the technical requirements for deduction as performance-based compensation under Section 162(m) of the Internal Revenue Code. The amendment to the 2002 Plan, if it is approved by our stockholders, will allow us to optimize deductible compensation. The Board of Directors recommends that you approve this amendment.

        The following summary of the 2002 Plan describes the material features of the 2002 Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the 2002 Plan.

The 2002 Plan Generally

        The Board of Directors originally adopted, and the stockholders approved, the 2002 Plan effective as of December 15, 1992. The 2002 Plan was amended and restated effective December 10, 1997 and amended effective August 26, 1998, April 26, 1999 and April 25, 2001. The 2002 Plan was again amended and restated and approved by stockholders on April 24, 2002 and again amended effective August 27, 2003. The Board of Directors proposes to amend and restate the 2002 Plan to add provisions that will permit the company to make awards under the 2002 Plan that qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

        Under the 2002 Plan, the Compensation Committee may grant stock-based incentives to key employees, including employees who are officers or members of the Board of Directors. Non-employee directors are not eligible for awards under the 2002 Plan. Awards under the 2002 Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and performance units.

Shares Available for the 2002 Plan

        We presently have 10,000,000 shares of common stock reserved for issuance under the 2002 Plan, of which approximately 5,685,750 shares remained available for future grants as of March 17, 2006. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 2,000,000 shares. The Plan is being amended to provide that, if the Committee determines performance units will be paid in cash, the maximum cash payment that can be made to a participant for any fiscal year cannot exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 of shares of SPX common stock. This amendment, if approved by stockholders, will allow us to fully deduct any performance units that are settled in cash.

        The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of SPX's outstanding common stock. In that event, the

Compensation Committee also may make appropriate adjustments to any stock appreciation rights, restricted stock or performance units outstanding under the 2002 Plan.

Plan Administration

        The Compensation Committee administers the 2002 Plan. Subject to the specific provisions of the 2002 Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the 2002 Plan, establishes rules and regulations under the 2002 Plan and makes all other determinations necessary or advisable for the 2002 Plan's administration.

Stock Options

        Options granted under the 2002 Plan may be either "incentive stock options," as defined under the tax laws, or non-qualified stock options. The per share exercise price may not be less than the fair market value of SPX common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

        Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by tendering previously owned SPX common stock with a fair market value equal to the exercise price; (3) by directing us to withhold shares of SPX common stock with a fair market value equal to the exercise; (4) by delivering other approved property; or (5) by a combination of these methods. Prior to the 2002 Plan's amendment, upon an option holder's exercise of an option, the Compensation Committee could grant him or her replacement options (sometimes called "reload options") to purchase additional shares of SPX common stock. The number of shares subject to the replacement option would equal the number of shares delivered by the holder (or withheld by us) in satisfaction of the exercise price and the tax withholding obligations of the exercised option. Replacement options are non-qualified options and are subject to the same terms and conditions as the exercised option, except that the per share exercise price of the replacement option will equal the fair market value of SPX stock on the grant date of the replacement option. Although some options previously granted under the 2002 Plan permit the grant of replacement options on exercise, the amendment eliminates replacement options for new grants under the 2002 Plan.

        If a participant's employment terminates due to death, disability or retirement, all of his or her options under the 2002 Plan vest and become exercisable and will remain exercisable until their expiration date unless the Compensation Committee determines that a shorter period is appropriate. If employment terminates for any other reason, the Committee will determine the length of time that the participant may exercise options that are exercisable at termination, but that period may not go beyond the expiration dates of the options.

Stock Appreciation Rights

        A stock appreciation right allows its holder to receive payment from us equal to the amount by which the fair market value of a share of SPX common stock exceeds the exercise price of the right on the exercise date. At the time of grant, we may establish a maximum amount per share payable upon exercise of a right. If a participant's employment terminates, his or her outstanding rights become exercisable under the guidelines described above for stock options.

        Under the 2002 Plan, the Compensation Committee can grant the rights in conjunction with the awarding of non-qualified stock options or on a stand-alone basis. If the Committee grants a right with a non-qualified stock option award, then the holder can exercise the rights at any time during the life of the related option, but the exercise will proportionately reduce the number of his or her related non-qualified stock options. The holder can exercise stand-alone stock appreciation rights during a period no longer than ten years, as determined by the Compensation Committee. Upon exercise of a stand-alone right, we will pay the participant in cash.

Restricted Stock

        Restricted stock refers to shares of SPX common stock that are subject to restrictions on ownership for a certain period of time. These restrictions may relate to continued employment or may require that certain performance goals be met during a specified period. During that time, the holder may not sell or otherwise transfer the shares, but he or she may vote the shares and is entitled to any dividend or other distribution. The shares become freely transferable when the restriction period expires. If a participant's employment terminates during the restriction period due to death, disability or normal retirement, all restrictions lapse. If employment terminates involuntarily or due to early retirement, the Compensation Committee can waive restrictions or add new restrictions on some or all of the participant's restricted shares. If the Committee does not waive the restrictions or if employment terminates for any other reason, the participant forfeits his or her shares. A participant may also forfeit the restricted shares if any performance goals established by the Compensation Committee for the shares are not attained by the date specified in the award.

Performance Units

        The Compensation Committee may grant performance units in cash units or share units. Share units are equal in value to one share of SPX common stock. The Committee sets the terms and conditions of each award, including the performance goals that its holder must attain and the various percentages of performance unit value to be paid out upon full or partial attainment of those goals. The Committee also determines the payment that is due to the holder after the applicable performance period and whether the payment of the cash units and share units will be made in cash, in shares of SPX common stock, or in a combination of cash and stock.

Performance-Based Awards

        The 2002 Plan is being amended to add provisions that will allow us to grant restricted stock and performance units that will satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee determines the number of performance-based awards that will be granted and will establish the performance goals and other conditions for payment of such awards. The performance goals established by the Committee for any participant will be based on one or more of the following performance criteria: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis, relative to internal goals, relative to levels attained in prior years or related to other companies or indices, or as ratios expressing relationships between two or more performance goals.

        The Compensation Committee also determines the performance period over which the designated performance goals must be attained. The performance goals will be established by the Committee no later than 90 days after the beginning of the performance period. Following the end of the performance period, the Committee certifies in writing the level of attainment of the performance goal or goals. The Compensation Committee may reduce, including a reduction to zero, but may not increase the amount of an available award.

Options Granted

        We cannot determine the number of shares that may be acquired under stock options that will be awarded under the 2002 Plan to the named executive officers under future option grants. In the last two years, we have primarily awarded performance restricted stock or performance units under the 2002 Plan. On March 17, 2006, the last reported sale price of SPX common stock on the New York Stock Exchange was $52.98 per share. As of March 17, 2006, the following options had been granted under the 2002 Plan since the inception of the 2002 Plan in December 1992:

Name	Number of Shares
Christopher J. Kearney President, Chief Executive Officer and Director	430,508
Patrick J. O'Leary Executive Vice President, Treasurer and Chief Financial Officer	572,016
Robert B. Foreman Executive Vice President, Human Resources and Asia Pacific	304,628
Thomas J. Riordan Executive Vice President and Chief Operating Officer	519,690
Don L. Canterna Segment President, Flow Technology	48,000
Jay Caraviello Former Executive Vice President and Co-Chief Operating Officer	133,000
Sarah R. Coffin Director Nominee	11,012
All current executive officers as a group	1,976,842
All current directors who are not executive officers	145,490
All plan participants (other than current executive officers)	11,329,308

Transferability

        The recipient of an award under the 2002 Plan generally may not pledge, assign, sell or otherwise transfer his or her stock options, stock appreciation rights, restricted stock or performance units other than by will or by the laws of descent and distribution. The Compensation Committee, however, adopted rules and procedures to allow participants in the 2002 Plan to transfer options to immediate family members or to certain trusts or partnerships.

Tax Consequences

        The holder of an award granted under the 2002 Plan may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the 2002 Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

        Incentive Stock Options.    There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was our employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The "spread" between the exercise price and the fair market value of SPX common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock's appreciation until he or she sells the shares.

        Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain he or she realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. If the holder does not satisfy the employment requirement described above, then he or she recognizes ordinary income (treated as compensation) at the time he or she exercises the option under the tax rules applicable to the exercise of a non-qualified stock option. We are entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

        Non-Qualified Stock Options.    There are no federal income tax consequences to us or to the recipient of a non-qualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of SPX stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a non-qualified stock option in an amount equal to the spread.

        Stock Appreciation Rights.    There are no tax consequences associated with the grant of stock appreciation rights. Upon exercise, the holder of stock appreciation rights recognizes ordinary income in the amount of the appreciation paid to him or her. This ordinary income is treated as compensation for tax purposes. We receive a corresponding deduction in the same amount that the holder recognizes as income.

        Restricted Stock.    The holder of restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the holder's taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares.

        Performance Units.    There are no tax consequences associated with the grant of performance units, but the holder recognizes ordinary income (treated as compensation) upon payment of the performance units. If the amendment to the 2002 Plan is approved by stockholders, we expect to receive a full tax deduction for any amount the holder recognizes as income.

        Excise Taxes.    Under certain circumstances, the accelerated vesting of awards in connection with a change in control of SPX might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent they are considered excess parachute payments, a participant in the 2002 Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Plan Amendment and Termination

        Generally, the Board of Directors may terminate, amend or modify the 2002 Plan at any time without stockholder approval. Without stockholder approval, however, the Board of Directors may not: (1) materially increase the number of shares of SPX stock subject to the 2002 Plan; (2) change the provisions of the 2002 Plan relating to the option price; or (3) materially (within the meaning of rules of the New York Stock Exchange) change the terms of the 2002 Plan. In addition, if any action that the Board of Directors proposes to take will have a significant adverse effect on any awards outstanding under the 2002 Plan, then the affected participant must consent to the action.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
  PROPOSAL TO AMEND AND RESTATE THE SPX 2002 STOCK COMPENSATION PLAN

ADOPTION OF EXECUTIVE ANNUAL INCENTIVE PLAN

        The Board of Directors adopted the Executive Annual Incentive Plan (the "Incentive Plan") on February 21, 2006, subject to the approval of our stockholders. The Incentive Plan is intended to optimize the tax deduction for performance-based awards to executives. If the Incentive Plan is approved by our stockholders, the executive officers who are selected by the Compensation Committee each year to participate in the Incentive Plan will receive their annual bonus, if any, under the Incentive Plan instead of SPX's traditional bonus program.

        The Board of Directors recommends that you approve the Incentive Plan.

        The following summary of the Incentive Plan describes the material features of the Incentive Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan.

The Executive Annual Incentive Plan Generally

        The purpose of the Incentive Plan is to enhance SPX's ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote SPX's success. The Incentive Plan is also intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. Although bonuses awarded to executives in prior years were based on attainment of performance targets, those bonuses did not always satisfy the technical requirements for deduction as performance-based compensation under Code Section 162(m). If the Incentive Plan is approved by stockholders, we expect that bonuses paid to executives under the Incentive Plan until the 2011 Annual Meeting will be fully deductible for federal income tax purposes.

Incentive Plan Administration

        The Incentive Plan is administered by the Compensation Committee. The Committee has the authority to construe and interpret the Incentive Plan and make the determinations necessary for administration of the Incentive Plan.

Eligibility

        Unless the Compensation Committee determines otherwise, each executive officer of SPX is eligible to participate in the Incentive Plan. The Compensation Committee may also designate other executives as eligible to participate in the Incentive Plan for a fiscal year.

Performance Goals

        The Committee will establish performance goals for each fiscal year for each participant, based on one or more of the following performance measures: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return.

        Performance goals may relate to SPX or to one or more of our operating units or groups, and may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Compensation Committee may adjust the performance goals to the extent necessary to prevent dilution or enlargement of any award due to extraordinary events or circumstances or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction.

Awards

        Within 90 days after the beginning of each fiscal year, the Compensation Committee will select the executives who shall be eligible for the Incentive Plan for that fiscal year. The Committee will also determine the performance goals to be attained for the fiscal year based on one or more performance measures and the payment schedule available to each participant based on the level of attainment of the performance goals. Following the end of the fiscal year, the Committee will determine whether and to what extent the performance goals were satisfied and the amount available for each participant, based on the payment schedule for that participant.

        The Compensation Committee may reduce an award to any participant under the Incentive Plan, including a reduction to zero, based on any factors it determines to be appropriate in its sole discretion. The maximum incentive bonus payable under the Incentive Plan to any participant for any fiscal year is $4,000,000.

        Incentive bonuses are generally payable in cash by March 15 of the year following the end of the performance period. However, the Compensation Committee may authorize payment in the form of shares under an equity plan previously approved by our stockholders or permit deferral under a nonqualified deferred compensation plan.

Tax Consequences

        Generally, a participant will include the value of an Incentive Plan bonus in his or her taxable income when it is received by the participant. We have adopted the Incentive Plan to enable us to receive a full tax deduction at the time the participant recognizes taxable income. We have the right to withhold from any payment under the Incentive Plan the amount necessary to satisfy any applicable withholding required under the tax laws.

New Plan Benefits

        Because amounts payable under the Incentive Plan are based on performance goals that are determined each year at the discretion of the Compensation Committee, and because the Committee has discretionary authority to reduce the amount of any incentive otherwise payable under the Incentive Plan, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person under the Incentive Plan. However, if the performance goals established by the Compensation Committee under the Incentive Plan for the 2006 fiscal year had been in effect for the 2005 fiscal year, the following amounts, prior to any discretionary reduction by the Committee, would have been payable under the Incentive Plan for the 2005 fiscal year.

Name and Position	Dollar Value ($)
Christopher J. Kearney President, Chief Executive Officer and Director	$1,900,000
Patrick J. O'Leary Executive Vice President, Treasurer and Chief Financial Officer	$1,554,000
Robert B. Foreman Executive Vice President, Human Resources and Asia Pacific	$1,150,000
Thomas J. Riordan Executive Vice President and Chief Operating Officer	$1,450,000
Don L. Canterna Segment President, Flow Technology	$576,800
Jay Caraviello Former Executive Vice President and Co-Chief Operating Officer	$0
All Current Executive Officers as a Group	$7,190,800
All Current Directors who are not Executive Officers	$0
All Plan Participants (Other than Current Executive Officers)	*

*
Because participation by employees other than executive officers is in the discretion of the Compensation Committee, this amount cannot be determined at this time.

Amendment and Termination

        The Board of Directors has the right to amend or terminate the Incentive Plan at any time. However, if any action that the Board of Directors proposes to take will have a material adverse effect on any incentive bonus previously awarded under the Incentive Plan, then the affected participant must consent to the action.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
  PROPOSAL TO ADOPT A NEW EXECUTIVE ANNUAL INCENTIVE PLAN

ADOPTION OF 2006 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

        The Board of Directors adopted the 2006 Non-Employee Directors' Stock Incentive Plan (the "Directors' Stock Plan") on February 21, 2006, subject to the approval of our stockholders. The Directors' Stock Plan was adopted to provide equity compensation to our directors to advance the interests of stockholders by providing a strong incentive for non-employee directors to enhance shareholder value. By adoption of the Directors' Stock Plan, we seek to retain, compensate and motivate highly competent individuals to become members of our Board of Directors. The Board of Directors recommends that you approve the Directors' Stock Plan.

        The following summary of the Directors' Plan describes the material features of the Directors' Stock Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Directors' Stock Plan.

Directors' Stock Plan Generally

        The Directors' Stock Plan provides for the award of equity based incentives, including options, restricted stock and restricted stock units. The Directors' Stock Plan is administered by the Board of Directors, which has the power and discretionary authority to interpret the Directors' Stock Plan and make factual determinations under the Directors' Stock Plan. All members of the Board of Directors who are not employees of SPX and its subsidiaries are eligible for awards under the Directors' Stock Plan.

Shares Available for the Directors' Stock Plan

        We have reserved 100,000 shares of our common stock for issuance under the Directors' Stock Plan. If an award under the Directors' Stock Plan expires, terminates or is canceled without the issuance of shares of common stock, these shares again become available for awards under the Directors' Stock Plan.

        The number of shares that can be issued under the Directors' Stock Plan and the number of shares subject to outstanding awards and, where applicable, the exercise price of outstanding awards, may be adjusted in the event of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar change affecting the number of shares of SPX's outstanding common stock.

Stock Options

        The Board of Directors, in its discretion, may elect to award stock options under the Directors' Stock Plan. The per share exercise price may not be less than the fair market value of SPX common stock on the date the option is granted. The Directors' Stock Plan specifically prohibits any reduction of the exercise price after the grant date, except to reflect a corporate event, such as a stock split. The Board of Directors may specify a period of time following the date of grant during which options are exercisable, as long as the exercise period is not more than 10 years. The Board of Directors also determines any restrictions or conditions on exercisability of the option. All stock options awarded under the Directors' Stock Plan are non-qualified stock options under the tax laws.

        Upon exercise, the non-employee director may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by tendering previously owned shares of SPX common stock; (3) by delivering other approved property; or (4) in a combination of any of these methods.

Restricted Stock

        Restricted stock refers to shares of SPX common stock that are subject to restrictions on ownership for a certain period of time. The restrictions may relate to performance standards or continued service on the Board of Directors. During the restricted period, the non-employee director may not sell or otherwise transfer the shares, but he or she may vote the shares and is entitled to any dividend or other distribution. The shares become freely transferable when the restricted period expires. If the non-employee director does not satisfy the conditions for vesting in the restricted stock, the shares are forfeited.

Restricted Stock Units

        A restricted stock unit award under the Directors' Stock Plan entitles the recipient to one share of SPX common stock, provided the vesting conditions are satisfied. The Board of Directors sets the restrictions, limitations and conditions of each restricted stock unit award.

        The Board of Directors may also award dividend equivalents on restricted stock units. Dividend equivalents are payable in cash or shares of SPX common stock, as determined by the Board of Directors, at the same time the underlying restricted stock unit award is settled.

New Plan Benefits

        The awards that will be granted to non-employee directors under the Directors' Stock Plan are discretionary, and therefore are not determinable at this time.

Tax Consequences

        A non-employee director who is granted an award under the Directors' Stock Plan may be affected by certain federal income tax consequences. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Directors' Stock Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

        Stock Options.    There are no federal income tax consequences to us or to the recipient of a stock option upon grant. Upon exercise, the non-employee director recognizes ordinary income equal to the spread between the exercise price and the fair market value of SPX stock on the exercise date. The basis in shares acquired by the director on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. We receive an income tax deduction upon the exercise of a stock option in an amount equal to the spread.

        Restricted Stock.    A non-employee director who receives restricted stock does not recognize any taxable income on the stock while it is restricted. When the restrictions lapse, the director's taxable income equals the fair market value of the shares. The director may, however, avoid the delay in computing the amount of taxable gain by filing with the Internal Revenue Service, within 30 days after receiving the shares, an election to determine the amount of taxable income at the time of receipt of the restricted shares.

        Restricted Stock Units.    There are no tax consequences associated with the grant of restricted stock units, but the non-employee director recognizes ordinary income upon a payment on the restricted stock units in an amount equal to the fair market value of the stock received on settlement of the restricted stock units.

        Excise Taxes.    Under certain circumstances, the accelerated vesting of awards in connection with a change in control of SPX might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent they are considered excess parachute payments, a participant in the Directors' Stock Plan may be subject to a 20% excise tax and we may be unable to receive a tax deduction.

Transferability

        Non-employee directors may not sell, transfer, pledge, assign, encumber or otherwise alienate or hypothecate options, restricted stock or restricted stock units awarded under the Directors' Stock Plan.

Plan Amendment and Termination

        The Board of Directors may modify, amend or terminate the Directors' Stock Plan at any time. However, any material amendment (within the meaning of the rules of the New York Stock Exchange) cannot be made without stockholder approval. In addition, if any action that the Board of Directors proposes to take will have an adverse affect on awards outstanding under the Directors' Stock Plan, the affected non-employee director must consent to the action.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
  PROPOSAL TO ESTABLISH A NEW DIRECTORS' STOCK COMPENSATION PLAN

STOCKHOLDER PROPOSAL

        We have been advised that one of our stockholders intends to present a proposal at the Annual Meeting. The stockholder proposal and supporting statement, for which your Board of Directors accepts no responsibility, are set forth below.

        The name, address and stock ownership of the proponent will be furnished by SPX upon receiving an oral or written request to the company's Secretary. For the reasons set forth in the Statement of Opposition immediately following this stockholder proposal, your Board of Directors does not support, and urges you to vote AGAINST, this proposal.

STOCKHOLDER PROPOSAL

        RESOLVED: The shareholders of SPX Corporation urge the board of directors to seek shareholder approval for future severance agreements with senior executives that offer benefits in an amount exceeding 2.99 times the sum of the executive's base salary plus annual earned bonus for the preceding year.

        "Severance agreements" include any agreements or arrangements that provide for payments or awards in connection with a senior executive's severance from SPX, including employment agreements; retirement agreements; settlement agreements; change in control agreements; and agreements renewing, modifying or extending any such agreements.

        "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any "gross-up" tax liability; the estimated present value of periodic retirement payments; any stock or option awards that are made under any severance agreement; the acceleration of any prior stock or option awards; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

STOCKHOLDER SUPPORTING STATEMENT

        SPX has entered into agreements with certain senior executives that provide what are commonly known as "golden parachutes" if the executives are terminated or leave the company in certain situations.

        Specifically SPX has signed severance agreements with CEO Christopher J. Kearney and other senior executives involving change-in-control situations. In addition to benefits accrued under other agreements, these executives may receive, inter alia, three times their base pay plus bonus pay, employee benefits and senior executive perquisites for the lesser of three years or until they obtain comparable benefits and perquisites from another employer; immediate vesting of benefits under the pension plan and supplemental retirement plan with credit for three additional years of service; the immediate vesting of all options, restricted stock and other equity or incentive compensation awards.

        SPX entered into a similar severance agreement with former John Blystone when he resigned as Chairman, President and CEO in December 2004. Among the benefits provided then was the immediate vesting of 2.2 million stock options.

        This generosity exists even though the connection between pay and performance at SPX is not strong. SPX stock rose in 2005, but it has lagged the S&P 500 and the Dow Jones Electrical Components and Equipment indices for each of the two-, three- and four-year periods ending December 9, 2005. A 2004 study of 494 companies by Bloomberg columnist Graef Crystal noted that Mr. Blystone (who received $25 million in stock profits in 2004) ranked among the ten most highly paid executives, relative to performance, over the preceding three-year period.

        Severance agreements may be appropriate in some circumstances. Nonetheless, we believe that the potential cost of such agreements entitles shareholders to be heard when a company may find itself paying out more than 2.99 times a senior executive's salary and cash bonus.

        Because it may not always be practicable to obtain prior shareholder approval, we believe that SPX should have the option, in implementing this proposal, to seek approval after the material terms of the agreements are reached.

        We urge shareholders to vote FOR this proposal.

STATEMENT BY THE BOARD OF DIRECTORS AGAINST THIS STOCKHOLDER PROPOSAL

        The Board of Directors does not believe that implementation of this proposal would enhance stockholder value or be in the best interests of our stockholders. Executive severance agreements are necessary tools that permit us to attract and retain the most highly qualified executives available to manage SPX and maximize stockholder value. We believe that the number and type of agreements we have with our executives are consistent with industry practice and are appropriately tailored to the company's specific needs and concerns. We believe that this proposal, which would impose selective and arbitrary limits on the flexibility of the independent directors to make executive compensation decisions, could have adverse effects on our ability to ensure that the best executives are running the company.

The Board of Directors Should Make Executive Compensation Determinations

        Management of the business and affairs of the company is vested by statute in the Board of Directors. Moreover, responsibility for review and approval of executive compensation and related agreements is vested by our governing documents in the Board of Directors. Your Board of Directors is strongly committed to its fiduciary obligation to provide appropriate levels of remuneration to SPX's executive officers. Executive compensation matters at SPX are overseen by the Board of Directors through a Compensation Committee comprised exclusively of independent directors, as defined by the New York Stock Exchange and our Independence Standards. The Compensation Committee and the Board are advised by outside compensation consultants.

        The Compensation Committee, the Board and our outside compensation consultants have invested significant time and effort analyzing the company's severance agreements and have, over the course of the last year, both amended existing agreements and reduced the level of benefits for executives entering into new agreements. We continue to focus on all aspects of executive compensation, including severance agreements, and, whether the stockholders approve this proposal or not, will continue to closely and critically analyze our executive compensation. The Compensation Committee discusses some of the principles it follows in setting and reviewing executive compensation in its report, also contained in this proxy statement.

        We believe that the Board of Directors should retain its current level of discretion with respect to executive compensation. Any changes to that level of discretion should only be made in response to regulatory changes or as part of a general strategic decision with respect to compensation decisions. Piecemeal approaches, particularly in response to proposals that are not tailored to the specific needs, concerns and history of our company, will not maximize our chances of having the best possible policies and people in place.

If This Proposal is Effected, We May Not be Able to Provide You with the Strongest Management Team Available

        Our Compensation Committee designs our executive compensation programs to attract and retain highly qualified executives and to motivate executives to maximize stockholder returns.

Limiting the ability of our directors to make decisions with respect to compensation could put us at a competitive disadvantage with respect to attracting and retaining the best executive officers. To the extent that a candidate assigns value to change in control or other severance provisions but we are unable to provide certainty with respect to such provisions, we risk losing the candidate or be forced to increase other compensation commensurately.

        The severance agreements currently in place are, and any future agreements will be, based on the competitive marketplace. For example, severance agreements are often necessary to respond to executives who are asked to forego significant bonuses and equity awards or who face relocation expenses and family disruption in order to accept employment at a new company. Generally, executives are not willing to accept such risks and costs without protection in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often look to severance agreements to provide protection for lost professional opportunities in the event of a change in control and consequently assign significant value to them. If this proposal is implemented, we will not be able to provide certainty to potential recruits with respect to change in control or other severance benefits and consequently will be at a disadvantage in securing their services vis-à-vis other companies without similar restrictions.

        We believe that our current severance policies are appropriate for existing circumstances, particularly given the current competitive compensation environment. Moreover, limiting our ability to renew, modify or extend our existing severance agreements could jeopardize our ability to retain our key executives, and could give rise to legal disputes if such actions result in reductions in benefits from levels set forth in current, binding agreements.

Executive Severance Agreements are Reasonable, Appropriate Tools that Help to Protect Your Interests

        We believe that executive severance agreements which provide reasonable severance benefits to senior executives following a change in control are reasonable and appropriate. Severance agreements also protect stockholder interests by stabilizing management in periods of uncertainty. Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of loss, both financial and professional, that management may face when recommending a sale to or merger with another company. In sum, properly designed severance agreements can help align the interests of management and stockholders.

We Believe that this Proposal Would Create an Impractical and Restrictive Administrative Requirement

        We believe that the implementation of this proposal would be costly and disruptive, and would limit our ability to act decisively, putting us at a disadvantage to other companies in attracting talent. Implementation of this proposal would require either calling a special meeting of stockholders or making benefits under the new agreement contingent upon approval by stockholders at the next meeting. In our view, neither option is realistic.

        Calling a special meeting of stockholders to approve an agreement prior to signing with an executive would result in considerable expense to, and an increased administrative burden on, the company.

        On the other hand, presenting an agreement to stockholders for approval after the material terms of the agreement are reached is, in our view, impractical. We would be unable to assure a potential executive or officer that the agreement would be approved or ratified. As a result, a candidate could not be sure of the terms of employment and would be more likely to accept a competing offer or to demand additional concessions from us.

        As a final point, we note that the stockholder's proposal makes several references to Mr. Blystone's compensation package. As the stockholder acknowledges, SPX no longer employs Mr. Blystone; accordingly, his historical situation is no longer at issue. We believe that any fair assessment of this issue needs to focus on our actual, current situation.

        For all the reasons explained above, your Board of Directors believes that the decisions covered by this type of proposal should remain with the Compensation Committee, which is in the best position to assess appropriate executive compensation practices.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP has been our independent accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Statement on Auditing Standards No. 100 "Interim Financial Information," of our financial statements to be filed on Form 10-Q in 2006. Consistent with past practice, on February 27, 2006, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and management's report on the effectiveness of internal control over financial reporting to be included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2006. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2004 and 2005, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2004		2005
Audit Fees	$14,583,923		$11,694,333
Audit-Related Fees	$3,304,552	(1)	$1,503,419
Tax Fees (2)	$6,605,625		$4,867,839
All Other Fees	N/A		N/A

(1)
2004 includes $2,700,000 of fees and $192,693 of expenses related to the sale of Edwards Systems Technology, Inc. ("EST") to subsidiaries of General Electric Company ("GE"). Pursuant to the purchase and sale agreement entered into on November 15, 2004 among SPX, various subsidiaries of SPX, GE and General Electric Canada, GE reimbursed SPX for 50% of the fees and expenses related to the audit of EST's financial statements. 2005 includes $1,000,000 of fees and $115,217 of expenses related to the working capital audit for this sale.

(2)
Includes $2,525,101 and $2,010,715 in 2004 and 2005, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We incurred Tax Fees for tax consulting and advisory services and services related to acquisitions and divestitures of $4,242,139 in 2004 and $2,857,124 in 2005.

        The pre-approval policy adopted by our Audit Committee requires that all audit and non-audit services performed by Deloitte & Touche or its affiliates be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy authorizes the chairman of the Audit Committee to pre-approve the fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Tina Betlejewski, Director of Corporate Communications, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

APPENDIX A

SPX CORPORATION
BOARD OF DIRECTORS
INDEPENDENCE STANDARDS

        An independent director is one whom the Board affirmatively determines has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each director's independence. The Board of Directors will determine the independence of any director having a relationship with the company that is not covered by these standards, and the company will disclose such determinations in its annual proxy statements or otherwise at least annually.

        A director will be presumed to be independent for purposes of membership on the Board of Directors and its Committees if the director:

          1.     Has not been an employee of the company for at least three years, other than in his or her capacity as a former interim Chairman or interim Chief Executive Officer;

          2.     Has not, during the last three years, been affiliated with or employed by a present or former internal or external auditor of the company or of any affiliate of the company;

          3.     Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the company concurrently served as a member of such company's compensation committee;

          4.     Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the director's home) who did not satisfy the foregoing criteria during the last three years; provided, however, that with respect to the employment criteria, such director's immediate family member may have (i) been affiliated with or employed by a present or former internal or external auditor of the company or of any affiliate of the company other than in a professional capacity and (ii) served as an employee but not as an executive officer of the company during such period;

          5.     Has not received, and has no immediate family member who has received, during the last three years, more than $100,000 in any year in direct compensation from the company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board, compensation for his or her service as interim Chairman or Chief Executive Officer, or pension or other deferred compensation for prior service, so long as such compensation is not contingent in any way on continued service); provided, however, that compensation to such director's immediate family member as a non-executive employee shall not be considered in determining independence;

          6.     Has not been an executive officer or an employee, and has no immediate family member who has been an executive officer, of a company that made payments to, or received payments from, the company for property or services in any of the last three years in an amount that in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

          7.     Has not been an executive officer or an employee and has no immediate family member who has been an executive officer, of a company to which the company was indebted at any time during the last three years in an aggregate amount in excess of 5% of the company's total assets;

A-1

          8.     Does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity's total invested capital, whichever is greater, in any of the last three years; and

          9.     Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which the company and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organizations' consolidated gross revenues, in any of the last three years.

        In determining that a director is independent for purposes of serving on the Audit Committee of the Board of Directors, the Board of Directors will also confirm that the director:

          1.     Has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the company or any subsidiary of the company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board, or pension or other deferred compensation for prior service), so long as such compensation is not contingent in any way on continued service; and

          2.     Is not a person "affiliated" with the company or any subsidiary of the company, as such term is defined by the Securities and Exchange Commission.

A-2

APPENDIX B

SPX CORPORATION

AUDIT COMMITTEE CHARTER

I. PURPOSE

        The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing the:

  •
  integrity of the Company's financial statements,

  •
  Company's compliance with legal and regulatory requirements,

  •
  independent auditors' qualifications and independence,

  •
  performance of the Company's internal audit function and independent auditors; and

  •
  Company's system of disclosure controls and system of internal controls that management and the Board have established.

Management is responsible for the Company's financial reporting process including its system of internal control, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and compliance with legal and regulatory requirements. We rely, without independent verification, on management's representation that the financial statements of the Company are prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and that the Company is in compliance with legal and regulatory requirements.

        Consistent with this function, the Audit Committee continually will encourage the improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee will also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function and the Board of Directors. The Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

        The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any independent auditors, independent counsel or other advisors engaged by the Company, and any ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

II.    INDEPENDENCE

        Each member of the Audit Committee must be a member of the Board of Directors, and must otherwise be independent as required by the rules and regulations of the SEC and the NYSE. The Board of Directors shall affirmatively determine that each member of the Audit Committee has no material relationship with the Company(1) (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). When assessing the materiality of a member's relationship with the Company, the Board should consider material relationships of the member, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The basis for a Board determination that a relationship is not material must be disclosed in the Company's annual proxy statement.

(1)
All references to the Company in this Section II shall be deemed to include the Company's subsidiaries.

        In order to be considered to be independent, a member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee:

  •
  Accept directly or indirectly any consulting, advisory or other compensatory fee from the Company, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service);

  •
  Have been an employee, or have an immediate family member(2) who was an executive officer, of the Company at any point during the preceding three years;(3)

  •
  Have been affiliated with or employed by, or have an immediate family member who has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company at any point during the preceding three years;

  •
  Have been employed, or have an immediate family member who has been employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee at any point during the preceding three years;

  •
  Have been an executive officer or an employee, or have an immediate family member who has been an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, at any point during the preceding three years;(4) or

  •
  Be an affiliated person of the Company. An affiliated person of the Company is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The following are deemed to be affiliates: executive officers of an affiliate; a director who also is an employee of an affiliate; a general partner of an affiliate; and a managing member of an affiliate.

        A member will be deemed not to be in control of the Company if the member is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company and is not an executive officer of the Company.(5)

(2)
An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home, but does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

(3)
Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

(4)
In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the member or immediate family member's current employer. Charitable organizations shall not be considered "companies" for purposes of this test, provided that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a member serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

(5)
This provision should not be construed to mean that a person who is the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company or any of its subsidiaries necessarily controls or is otherwise an affiliate of a specified person.

III.   COMPOSITION AND MEETINGS

        The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets that qualification in its business judgment, and the Board shall determine whether at least one member of the Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the SEC and other relevant regulations.Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. If a prospective Audit Committee member simultaneously serves on the audit committees of more than three public companies, then in each case, the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and disclose such determination in the Company's annual proxy statement.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        The Committee shall meet at least twice annually, or more frequently as circumstances dictate and each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly, by teleconference or in person, with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

IV.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

  1.
  Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate or that are necessary as a result of new laws or regulations.

  2.
  Review and discuss with management and the outside auditors the Company's annual and quarterly financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's annual and quarterly reports and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or disclosed to the public, including management certifications as required by the rules and regulations of the SEC and relevant reports rendered by the independent auditors (or summaries thereof).

  3.
  Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors each Quarterly Report on Form 10-Q prior to its filing.

  4.
  Discuss periodically earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditors

  1.
  Appoint (subject to shareholder ratification, if applicable), compensate and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or related work on the Company's consolidated financial statements. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditors' performance of permissible nonaudit services is compatible with the auditors' independence.

  2.
  Review with the independent auditors any problems or difficulties and management's response and hold timely discussions with the independent auditors regarding the following:

  •
  all critical accounting policies and practices to be used;

  •
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and the Company;

  •
  other material written communications between the independent auditors and management including, but not limited to, the management letter and schedule of unadjusted differences; and

  •
  an analysis of the auditors' judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

  3.
  At least annually, obtain and review a report by the independent auditors describing:

  •
  the firm's internal quality control procedures;

  •
  any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

  •
  (to assess the auditors' independence) all relationships between the independent auditors and the Company. Any relationships or services that impact the objectivity and independence of the independent auditors will be presented to the Board of Directors along with a corrective action plan.

  4.
  Report at least annually to the Board regarding the Committee's assessment, based on its own evaluation and the opinions of management and internal auditors, of the independent auditors' performance and independence, including an evaluation of the lead partner of the independent auditor.

  5.
  Obtain assurance from the independent auditors that they are not aware of any illegal acts by employees or management of the Company as set forth in Section 10A(b) of the Securities Exchange Act of 1934.

  6.
  Maintain a policy by which the Committee, or its designate, reviews and pre-approves both audit and nonaudit services to be provided by the independent auditors (other than with respect to de minimis exceptions permitted by the rules and regulations of the SEC). This duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

  7.
  Maintain a policy to set forth clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditors.

  8.
  Monitor the partner rotation of the independent auditing firm, and consider whether rotation of the audit firm itself is necessary or advisable.

Financial Reporting Processes and Accounting Policies

  1.
  In consultation with the independent auditors and the internal auditors, review the integrity of the Company's financial reporting processes (both internal and external) and the internal control structure (including disclosure controls). Meet with representatives of management on a periodic basis to discuss any matters of concern arising from the disclosure committee's quarterly process to assist the CEO and CFO in their certifications required by the rules and regulations of the SEC.

  2.
  Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  3.
  Review analyses prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

  4.
  Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  5.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  6.
  Review and approve all related-party transactions.

Internal Audit

  1.
  Review and advise on the selection or removal of the internal audit director.

  2.
  Review activities, organizational structure and qualifications of the internal audit function.

  3.
  Annually, review and recommend changes (if any) to the internal audit charter.

  4.
  Periodically review with the internal audit director any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function's work.

  5.
  Review with the internal audit function of the Company the proposed audit plan for the coming year, staffing, audit procedures to be utilized and the coordination of the plan with the independent auditors. During this review the independence, objectivity and authority of the internal audit function will be assessed.

Other Responsibilities

  1.
  Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  2.
  Periodically review compliance monitoring programs in place within the Company. Consider input of auditors, general counsel and compliance officer(s), as appropriate. During this review, legal and regulatory matters that may have a material impact on the Company's financial statements and compliance programs will be assessed.

  3.
  Ensure that there is a review of directors' and officers' expense account audit results.

  4.
  Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

  5.
  Prepare the report that the SEC requires be included in the Company's annual proxy statement, including, but not limited to whether the Committee:

  •
  Reviewed and discussed the audited financial statements with management.

  •
  Discussed with the independent auditors the matters required to be discussed by SAS 61.

  •
  Received disclosures from the auditors regarding the auditors' independence as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence.

  •
  Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  •
  Has adopted and complied with its charter.

  6.
  Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

  7.
  Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel or other advisors for the purpose, if appropriate.

  8.
  Appoint the independent auditors for the purpose of preparing or issuing an audit report or related work for the financial statements of the Company's benefit plans.

  9.
  Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

  10.
  Establish procedures for:

  •
  The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

  •
  The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX C

SPX CORPORATION
2002 STOCK COMPENSATION PLAN
(As Amended and Restated Effective February 21, 2006)

SECTION 1. ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

        1.1.    Establishment.    SPX Corporation, a Delaware corporation, previously established the SPX Corporation 1992 Stock Compensation Plan (the "Plan") to provide for the award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units to eligible individuals. Since its establishment, the Plan has been amended from time to time, and was completely amended and restated effective January 1, 2002 and renamed the "2002 Stock Compensation Plan."

        1.2.    Purpose.    The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Key Employees, thereby increasing the stake in the future growth and prosperity of the Company, and furthering Key Employees' identity of interest with those of the Company's shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Key Employees.

        1.3.    Effective Date.    The following provisions constitute an amendment and restatement of the Plan, effective as of February 21, 2006, the "Effective Date" of the Plan as set forth herein.

SECTION 2. DEFINITIONS.

        2.1.    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries or divisions. The Committee shall administer the Plan pursuant to the provisions of Section 4.

          (d)   "Common Stock" means the Common Stock, par value $10.00, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

          (e)   "Company" means SPX Corporation, a Delaware corporation.

          (f)    "Covered Employee" shall mean a Participant who the Committee determines is or may be one of the group of "covered employees" as defined in the regulations promulgated under section 162(m) of the Code, or any successor statute

          (g)   "Fair Market Value" means, as to any date, the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted).

          (h)   "Key Employee" means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

          (i)    "Mature Common Stock" means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company and held for at least six months.

          (j)    "Options" means the right to purchase stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (a) an "incentive stock option" within the meaning of Code Section 422, or (b) a "nonqualified stock option" which is intended not to fall under the provisions of Code Section 422.

          (k)   "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

          (l)    "Participant" means any individual designated by the Committee to participate in this Plan pursuant to Subsection 3.1.

          (m)  "Performance-Based Exception" shall mean the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

          (n)   "Performance Unit" means an award described in Section 10.

          (o)   "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.

          (p)   "Restricted Stock" means the Common Stock granted to a Participant pursuant to Section 9.

          (q)   "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

          (r)    "Subsidiary" means a corporation at least 50% or more of the voting power of which is owned, directly or indirectly, by the Company.

        2.2.    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

        Participants in the Plan shall be selected by the Committee from among those employees of the Company who are considered Key Employees.

SECTION 4. ADMINISTRATION

        4.1.    Administration.    The Plan shall be administered by the Compensation Committee of the Board. For purposes of any award granted under the Plan by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), the Committee shall consist only of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Act. For purposes of any award granted under the Plan by the Committee that is intended to qualify for the performance-based compensation exemption to the $1 million deductibility limit under Code Section 162(m), the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members.

        The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

SECTION 5. STOCK SUBJECT TO PLAN

        5.1.    Number.    The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, may not exceed 10,000,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the date of vesting or payout, as applicable) of 2,000,000 of shares of Common Stock, subject to adjustment under Subsection 5.3.

        5.2.    Unused Stock.    In the event any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for issuance under the Plan. Any shares of Common Stock withheld or tendered to pay withholding taxes pursuant to Subsection 16.2 or withheld or tendered in full or partial payment of the exercise price of an Option pursuant to Subsection 7.6 shall again become available for issuance under the Plan. The shares that become available for new awards under this Section 5.2 shall include shares with respect to awards that were issued prior to the Effective Date, to the extent that such awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock after the Effective Date.

        5.3.    Adjustment in Capitalization.    In the event of any change in the outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding Option, and its stated Option Price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. The Committee also shall make appropriate adjustments in the number of outstanding Stock Appreciation Rights and Performance Units and the related grant values.

SECTION 6. DURATION OF PLAN

        The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15 hereof, until all Common Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. However, no Option, Stock Appreciation Right, Restricted Stock or Performance Unit may be granted under the Plan on or after January 1, 2012, which is the tenth anniversary of the Plan's original effective date..

SECTION 7. STOCK OPTIONS

        7.1.    Grant of Options.    Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the fair market value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock option shall be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.

        7.2.    Option Agreement.    Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422. To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.

        7.3.    Option Price.    The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.

        7.4.    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

        7.5.    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

        7.6.    Method of Exercise and Payment of Option Price.    Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

        7.7.    Restrictions on Common Stock Transferability.    The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.

        7.8.    Termination of Employment Due to Death, Disability or Retirement.    In the event the employment of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant's death as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of retirement or disability (as such terms are defined under the applicable rules of the Company), any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of employment as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option.

        7.9.    Termination of Employment Other Than for Death, Disability or Retirement.    If the employment of the Participant terminates for any reason other than death, disability or retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of employment. Regardless of the reasons for termination of employment, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

        7.10.    Nontransferability of Options.    Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.

SECTION 8. STOCK APPRECIATION RIGHTS

        8.1.    Grant of Stock Appreciation Rights.    Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

        8.2.    Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option.    Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at any time during the life of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

        8.3.    Exercise of Stock Appreciation Rights Granted Independent of Options.    Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on the Stock Appreciation Right including, but not limited to, a corresponding proportional reduction in previously granted Options.

        8.4.    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment of an amount (subject to Subsection 8.6 below) determined by multiplying:

          (a)   The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

          (b)   The number of shares with respect to which the Stock Appreciation Right is exercised.

        8.5.    Form of Payment.    Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash.

        8.6.    Limit on Appreciation.    The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

        8.7.    Term of Stock Appreciation Right.    The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years.

        8.8.    Termination of Employment.    In the event that the employment of a Participant is terminated by reason of death, disability or retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9.

        8.9.    Nontransferability of Stock Appreciation Rights.    No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9. RESTRICTED STOCK

        9.1.    Grant of Restricted Stock.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine.

        9.2.    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

        9.3.    Transferability.    Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

        9.4.    Other Restrictions.    The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        9.5.    Certificate Legend.    In addition to any legends placed on certificates pursuant to Subsection 9.4, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2002 Stock Compensation Plan of SPX Corporation, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated                        . A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX Corporation."

        9.6.    Removal of Restrictions.    Except as otherwise provided in this Section, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 9.5 removed from his Common Stock certificate.

        9.7.    Voting Rights.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

        9.8.    Dividends and Other Distributions.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

        9.9.    Termination of Employment Due to Retirement.    In the event that a Participant terminates his employment with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 9.3 and add such new restrictions to those shares of Restricted Stock as it deems appropriate.

        9.10.    Termination of Employment Due to Death or Disability.    In the event a Participant's employment is terminated because of death or disability (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

        9.11.    Termination of Employment for Reasons Other Than Death, Disability or Retirement.    In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Subsections 9.9 and 9.10 during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

SECTION 10. PERFORMANCE UNITS

        Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance Units may be granted either in the form of cash units or in share units, including restricted stock units, which are equal in value to one share of Common Stock, or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11. CODE SECTION 162(m) PROVISIONS

        The Committee, in its discretion, may determine that an award of Restricted Stock or Performance Units to a Covered Employee will be designed to comply with the Performance-Based Exception under Code Section 162(m). In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.

        The Committee shall determine the performance period over which the designated performance goals shall be attained and shall establish the performance goals no later than 90 days after the beginning of such performance period. Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s). The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award.

SECTION 12. BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

SECTION 13. RIGHTS OF EMPLOYEES

        13.1.    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

        13.2.    Participation.    No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 14. MERGER OR CONSOLIDATION

        14.1.    Treatment of Options and Stock Appreciation Rights.    Upon a dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised Options or Stock Appreciation Rights, whether or not then exercisable, subject to the provisions of the Plan immediately prior to such dissolution or liquidation. If not exercised within a reasonable time period, of not less than 30 days from the date of such dissolution or liquidation, as determined by the Committee, all outstanding Options and Stock Appreciation Rights shall terminate. In the event of a merger or consolidation in which the Company is not the surviving corporation, each Participant shall be offered a firm commitment whereby the resulting or surviving corporation will tender to the Participant new Options and Stock Appreciation Rights in the surviving corporation, with terms and conditions, both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Options and Stock Appreciation Rights outstanding hereunder.

        14.2.    Treatment of Restricted Stock.    In the event of a dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, all restrictions shall lapse on the shares of Restricted Stock granted under the Plan and thereafter such shares shall be freely transferable by the Participant, subject to applicable Federal or state securities laws.

SECTION 15. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

        The Board may at any time amend, modify or terminate the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

          (a)   increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3;

          (b)   change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3; or

          (c)   Materially (within the meaning of rules of the New York Stock Exchange) change the terms of the Plan.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock, or Performance Units previously granted under the Plan, without the consent of the Participant.

SECTION 16. TAX WITHHOLDING

        16.1.    Tax Withholding.    The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

        16.2.    Stock Withholding.    With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock or Performance Units payable in shares of Common Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, shares may only be withheld by the Company to the extent necessary to satisfy the minimum withholding liability required by law, and only Mature Common Stock may be tendered (including by attestation) for withholding in excess of the amount the Company is legally required to withhold by applicable law. The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 17. INDEMNIFICATION

        Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18. REQUIREMENTS OF LAW

        18.1.    Requirements of Law.    The granting of Options, Stock Appreciation Rights, Restricted Stock or Performance Units, and the issuance of shares of Common Stock with respect to an Option or Stock Appreciation Right exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        18.2.    Foreign Jurisdictions.    Awards may be granted to Key Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

        18.3.    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

APPENDIX D

SPX CORPORATION
EXECUTIVE ANNUAL BONUS PLAN

        SPX Corporation, a Delaware corporation, adopts the SPX Corporation Executive Annual Bonus Plan (the "Plan") for the purpose enhancing the Company's ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.

        Remuneration payable under the Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

        1.     Definitions.    As used herein, the following terms shall have the respective meanings indicated:

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

          (c)   "Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an "outside director" within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

          (d)   "Company" shall mean SPX Corporation, a Delaware corporation.

          (e)   "Eligible Executive" shall mean the Company's Chief Executive Officer, each other executive officer of the Company, and each other employee that the Committee determines, in its discretion, is or may be a "covered employee" of the Company within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

          (f)    "Incentive Bonus" shall mean, for each Participant, an annual bonus to be paid in the amount determined by the Committee pursuant to Section 6 below.

          (g)   "Maximum Potential Incentive Bonus" shall mean, with respect to any Participant for any fiscal year, $4,000,000.

          (h)   "Participant" means, with respect to any fiscal year, an Eligible Executive who is eligible to participate in the Plan for such fiscal year in accordance with Section 3.

          (i)    "Performance Goal(s)" means the level or levels of Performance Measures established by the Committee for a fiscal year.

          (j)    "Performance Measures" means, with respect to any fiscal year, one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m).

          (k)   "Regulations" shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

        2.     Administration of the Plan.    The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay an Incentive Bonus for each Participant. Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Bonus payable to any Participant; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus that is payable to any other Participant. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, its subsidiaries, any Participant and any person claiming any benefit or right under the Plan.

        3.     Eligibility.    All Eligible Executives shall be Participants in the Plan unless the Committee, in its sole and absolute discretion, designates that an Eligible Executive shall not be eligible for participation in the Plan for a fiscal year.

        4.     Awards.    Not later than the 90th day of each fiscal year of the Company, the Committee shall designate, in writing, the Performance Goal(s) to be attained for each Participant for such fiscal year based on one or more Performance Measures, and the payout schedule detailing the total amount which may be available for payout to each Participant based upon the relative level of attainment of the Performance Goal(s).

        5.     Committee Certification.    As soon as reasonably practicable after the end of each fiscal year of the Company, but in no event later than March 15 following the end of such fiscal year, the Committee shall certify, in writing, (i) whether and to what extent the Performance Goal(s) for the fiscal year were satisfied, and (ii) the amount available for each Participant's Incentive Bonus for such fiscal year based upon the payout schedule established under Section 4 for such Participant for the fiscal year.

        6.     Payment of Incentive Bonuses.    The amount of the Incentive Bonus actually paid to a Participant for a fiscal year shall be such amount as determined by the Committee in its sole discretion, including zero, provided that the actual Incentive Bonus paid shall not exceed the amount determined as payable by the Committee under Section 5 for the fiscal year or the Maximum Potential Incentive Bonus. Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion, but in no event later than March 15 following the fiscal year to which such Incentive Bonus relates. To the extent provided by the Committee, in its sole discretion, the annual Incentive Bonus may be paid in the form of shares of Company common stock under a shareholder-approved stock plan of the Company, or may be deferred under a nonqualified deferred compensation program maintained by the Company, subject to the terms and conditions of such plan or program.

        7.     No Right to Bonus or Continued Employment.    Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated Performance Goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

        8.     Withholding.    The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

        9.     Nontransferability.    Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

        10.   Unfunded Plan.    The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant's rights to payment under the Plan shall be limited to those of a general creditor of the Company.

        11.   Repayment/Forfeiture of Incentive Bonus.    If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) any Participant whose Incentive Bonus is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, and (b) any Participant who the Committee determines either knowingly engaged in or failed to prevent the misconduct, or whose actions or in actions with respect to the misconduct and restatement constituted gross negligence, shall be required to reimburse the Company the amount of any payment of any Incentive Bonus earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. To the extent such Incentive Bonus was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount of bonus deferred (and any earnings thereon) shall be forfeited.

        12.   Adoption, Amendment, Suspension and Termination of the Plan.

          (a)   Subject to the approval of the Plan by the Company's stockholders, the Plan shall be effective for the fiscal year of the Company commencing January 1, 2006 and shall continue in effect until terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all Incentive Bonuses awarded under the Plan on or after January 1, 2006 shall be fully effective as if the stockholders had approved the Plan on or before January 1, 2006. If the Plan is not approved by stockholders at the Company's 2006 Annual Meeting of Stockholders, the Plan and any awards granted under the Plan shall be null and void and of no effect.

          (b)   Subject to the limitations set forth in paragraph (c) below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

          (c)   No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

        13.   Governing Law.    The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Delaware, other than the choice of law rules thereof.

APPENDIX E

SPX CORPORATION
2006 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT OF PLAN

        1.1.    Establishment.    SPX Corporation, a Delaware corporation, hereby establishes the "SPX CORPORATION 2006 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN" (the "Plan"). The Plan provides for the award of equity-based compensation to the Company's Non-Employee Directors through the award of Options, Restricted Stock and Restricted Stock Units.

        1.2.    Purpose.    The purpose of the Plan is to advance the interests of the Company and its shareholders by providing Non-Employee Directors an opportunity to acquire an equity interest in the Company, thereby providing a strong incentive for such Non-Employee Directors to enhance shareholder value. By thus compensating Non-Employee Directors, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgment, initiative, leadership, and efforts are important to the continued success of the Company.

        1.3.    Effective Date.    The effective date of the Plan is February 21, 2006, subject to the approval of the Company's shareholders at the 2006 Annual Meeting of Stockholders. Awards may be granted under the Plan prior to the date such approval is obtained; provided, however, if shareholder approval is not obtained, then any award previously granted shall become null and void and of no effect.

SECTION 2. DEFINITIONS

        As used herein, the following terms shall have the meanings hereinafter set forth:

  (a)
  "Board" means the board of directors of the Company.

  (b)
  "Common Stock" means the common stock, par value $10.00 per share, of the Company.

  (c)
  "Company" means SPX Corporation, a Delaware corporation.

  (d)
  "Effective Date" means February 21, 2006.

  (e)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (f)
  "Fair Market Value" means, as to any date, the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of The Wall Street Journal for such date or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted.

  (g)
  "Mature Common Stock" means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another compensation arrangement of the Company and held for at least six months.

  (h)
  "Non-Employee Director" means any person who is a member of the Board and who is not, as of the date of an award under the Plan, an employee of the Company or any of its subsidiaries.

  (i)
  "Option" means the right to purchase stock at a stated price for a specified period of time. Options granted under the Plan shall be "nonqualified stock options" which are intended not to fall under the provisions of Section 422 of the Internal Revenue Code.

  (j)
  "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 5.

  (k)
  "Restricted Stock" means a grant of shares of Common Stock to a Non-Employee Director, the earning, vesting or distribution of which is subject to one or more conditions, as described in Section 6.

  (l)
  "Restricted Stock Unit" means a unit which entitles the Non-Employee Director to one share of Common Stock in the future, provided that the vesting and other conditions of the award are satisfied, as described in Section 7.

SECTION 3. ELIGIBILITY

        Each Non-Employee Director as of the Effective Date and each person who becomes a Non-Employee Director after the Effective Date shall be eligible to participate in the Plan. Upon the date on which any such person ceases to be a Non-Employee Director, such person shall not be eligible to participate in the Plan thereafter.

SECTION 4. STOCK SUBJECT TO PLAN

        4.1.    Number.    The total number of shares of Common Stock subject to issuance under the Plan, subject to adjustment upon occurrence of any of the events indicated in Subsection 4.3, may not exceed 100,000. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose.

        4.2.    Unused Stock.    If, for any reason, an award under the Plan expires, terminates, or is canceled without the issuance of shares of Common Stock, such shares again shall become available for issuance under the Plan.

        4.3.    Adjustment in Capitalization.    In the event of any change in the outstanding shares of Common Stock that occurs after the Effective Date by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of awards to be granted under the Plan, and the number of shares subject to outstanding awards and, if applicable, the Option Price thereof, shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that any fractional shares shall be rounded to the nearest whole share.

SECTION 5. STOCK OPTIONS

        5.1.    Grant of Options.    Options may be granted to Non-Employee Directors at such times and in such amounts as determined by the Board, in its complete discretion.

        5.2.    Option Agreement.    Each Option shall be evidenced by an "Option Agreement" that shall specify the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Board shall determine.

        5.3.    Option Price.    The Option Price shall be determined by the Board. However, no Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.

        5.4.    Duration of Options.    Each Option shall expire at such time as the Board shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

        5.5.    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all recipients.

        5.6.    Method of Exercise and Payment of Option Price.    Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Board. The Board shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering (including by attestation of ownership) shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) other approved property or (d) by a combination of (a), (b) and/or (c). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Non-Employee Director Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Non-Employee Director's name.

        5.7.    Restrictions on Common Stock Transferability.    The Board shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.

        5.8.    Repricing.    Except for adjustments pursuant to Section 4.3 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company's shareholders.

SECTION 6. RESTRICTED STOCK AWARDS

        6.1.    Eligibility; Terms of Awards.    The Board shall determine the number, if any, of shares of Restricted Stock to be granted to Non-Employee Directors, the earning, vesting or distribution of which shall be subject to such restrictions, limitations and conditions as the Board, in its sole discretion, deems appropriate, including conditions relating to performance standards or continued service on the Board. The period beginning on the date of grant of Restricted Stock and ending on the vesting or forfeiture of such Restricted Stock (as applicable) is referred to as the "Restricted Period."

        6.2.    Restricted Period.    During the Restricted Period with respect to an award of Restricted Stock, in addition to the other terms and conditions established by the Board, the following terms and conditions shall apply:

  (a)
  The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Board and as shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Board in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Restricted Stock granted to a Non-Employee Director under the Plan shall be exercisable during his or her lifetime only by such Non-Employee Director.

  (b)
  The Non-Employee Director shall be treated as the owner of shares of Restricted Stock shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in shares of Common Stock or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

  (c)
  Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Board deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 2006 Non-Employee Directors' Stock Incentive Plan of SPX Corporation, rules and administration adopted pursuant to such Plan, and a Restricted Stock agreement dated                        . A copy of the Plan, such rules and such Restricted Stock agreement may be obtained from the Secretary of SPX Corporation."

        6.3.    Removal of Restrictions.    Except as otherwise provided in the Plan or an award agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that become vested as of such date, if any, shall become freely transferable by the Non-Employee Director. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in Section 6.2(c) shall be delivered to the Non-Employee Director.

SECTION 7. RESTRICTED STOCK UNITS

        7.1.    Eligibility; Terms of Awards.    The Board shall determine the number, if any, of Restricted Stock Units to be granted to Non-Employee Directors, the vesting of which shall be subject to such restrictions, limitations and conditions as the Board, in its sole discretion, deems appropriate, including conditions such as performance standards or continued service on the Board.

        7.2.    Settlement of Restricted Stock Units.    Subject to Section 7.3, Restricted Stock Units shall be settled solely in shares of Common Stock. As soon as practicable following the vesting date for an award of Restricted Stock Units, the Non-Employee Director (or beneficiary, in the case of death) shall be transferred one share of Common Stock for each Restricted Stock Unit vesting on such date.

        7.3.    Dividend Equivalents.    The Board, in its discretion, may award dividend equivalent rights with respect to Restricted Stock Units. To the extent so awarded, on each dividend record date for Common Stock, the Non-Employee Director shall be credited with dividend equivalents in the form of additional Restricted Stock Units. The amount of additional Restricted Stock Units to be credited shall be equal to the amount of cash or the number of shares of stock dividends that would have been payable to the Non-Employee Director if each outstanding Restricted Stock Unit on such dividend record date had been a share of issued and outstanding Common Stock. If such dividends are payable in cash, the cash amount will be converted to Restricted Stock Units based on the Fair Market Value of the Common Stock on the date such dividends are paid. Restricted Stock Units received under this Section 7.3 shall be settled in cash or shares of Common Stock, in the discretion of the Board, on the same date as the underlying Restricted Stock Units to which they relate.

SECTION 8. MISCELLANEOUS

        8.1.    Administration.    The Board shall have complete power and discretionary authority to interpret and administer the Plan, and make factual determinations thereunder, including the power to determine the rights or eligibility of Non-Employee Directors and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and any such interpretations and determinations shall be conclusive and binding on all parties. The Board may establish such rules and regulations with respect to the proper administration of the Plan as it may determine, and may amend or revoke any rule or regulation so established. No benefits shall be payable from this Plan if the Board determines in its sole discretion that such person is not entitled to such benefits.

        8.2.    Delegation.    The Board has the authority to delegate any of its powers under this Plan to any other person, persons, or committee. This person, persons, or committee may further delegate its reserved powers to another person, persons, or committee as they see fit. Any delegation or subsequent delegation shall include the same full, final and discretionary authority that the Board has listed herein and any decisions, actions or interpretations made by any delegate shall have the same ultimate binding effect as if made by the Board.

        8.3.    Rights of Directors.    Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a member of the Board or otherwise to be retained in the service of the Company.

        8.4.    Funding Not Required.    Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of any awards granted to such Non-Employee Director under the Plan, nor the right to exercise any of the rights or privileges of a shareholder with respect to any awards granted to a Non-Employee Director, nor the right to receive any distribution under the Plan except as expressly provided herein.

        8.5.    Non-Alienation.    Awards under the Plan may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law; any attempt to anticipate, alienate, sell, transfer, assign, pledge, or encumber in contradiction of this provision shall be void.

        8.6.    Indemnification.    Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        8.7.    Requirements of Law.    The Plan and any awards hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        8.8    Tax Withholding.    The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

        8.9.    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

        8.10.    Construction.    In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all cases where such meanings would be appropriate.

SECTION 9. AMENDMENT AND TERMINATION

        The Board reserves the right to modify, amend or terminate the Plan in whole or in part, effective as of any specified date; provided, however, no material amendment to the Plan (within the meaning of the rules of the New York Stock Exchange) shall be effective without the approval of the Company's shareholders; provided, further that no amendment, modification or termination of the Plan shall in any manner adversely affect any awards previously granted under the Plan, without the consent of the holder thereof.

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C 1234567890 JNT
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A    Election of Directors            PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote FOR the listed nominees.

1.
To elect two directors to the Board of Directors.
			For	Withhold
01	—	Sarah R. Coffin	☐	☐
02	—	Christopher J. Kearney	☐	☐

B    Issues

The Board of Directors recommends a vote FOR Items 2, 3, 4 and 6 and AGAINST Item 5.

		For	Against	Abstain
2.	To amend and restate the SPX 2002 Stock Compensation Plan in accordance with Section 162(m) of the Internal Revenue Code.	☐	☐	☐
		For	Against	Abstain
3.	To adopt an Executive Annual Incentive Plan to optimize the deductibility of bonus awards to executive officers in accordance with Section 162(m) of the Internal Revenue Code.	☐	☐	☐
		For	Against	Abstain
4.	To adopt the 2006 Non-Employee Directors' Stock Incentive Plan.	☐	☐	☐
		For	Against	Abstain
5.	To vote on a proposal offered by a stockholder of SPX.	☐	☐	☐
		For	Against	Abstain
6.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants in 2006.	☐	☐	☐
7.	In their discretion, the Proxies are authorized to vote upon such other business as may properly came before the meeting.
Mark box at right if you plan to attend the Annual Meeting		☐

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

0 0 8 5 9 3 1	1 U P X	C O Y

Proxy—SPX CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2006
Charlotte, North Carolina

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Friday, May 5, 2006 at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, for the following purposes:

1.
To elect two directors to the Board of Directors.

2.
To amend and restate the SPX 2002 Stock Compensation Plan in accordance with Section 162(m) of the Internal Revenue Code.

3.
To adopt an Executive Annual Incentive Plan to optimize the deductibility of bonus awards to executive officers in accordance with Section 162(m) of the Internal Revenue Code.

4.
To adopt the 2006 Non-Employee Directors' Stock Incentive Plan.

5.
To vote on a proposal offered by a stockholder of SPX.

6.
To ratify the appointment of Deloitte & Touche LLP as our independent public accountants in 2006.

7.
To address such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 17, 2006 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants' accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS
KEVIN L. LILLY Vice President, Secretary and General Counsel

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O'Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 5, 2006 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, 4 and 6 and AGAINST Item 5.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

[GRAPHIC] To vote using the Telephone (within U.S. and Canada)		[GRAPHIC] To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2006.
THANK YOU FOR VOTING

QuickLinks

QUESTIONS AND ANSWERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
OWNERSHIP OF COMMON STOCK
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Option Exercises in 2005 and 2005 Year-End Option Values
Pension Plans
Employment Agreements
Change-of-Control Severance Agreements
Loans Associated with Relocation
Death Benefit Plan for Key Managers
Other Benefits
EQUITY COMPENSATION PLAN INFORMATION
Individual Option Arrangements
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICERS' COMPENSATION
COMPANY PERFORMANCE
AUDIT COMMITTEE REPORT
AMENDMENT AND RESTATEMENT OF 2002 STOCK COMPENSATION PLAN
ADOPTION OF EXECUTIVE ANNUAL INCENTIVE PLAN
ADOPTION OF 2006 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
STOCKHOLDER PROPOSAL
STOCKHOLDER PROPOSAL
STOCKHOLDER SUPPORTING STATEMENT
STATEMENT BY THE BOARD OF DIRECTORS AGAINST THIS STOCKHOLDER PROPOSAL
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
ANNUAL REPORT ON FORM 10-K
APPENDIX A SPX CORPORATION BOARD OF DIRECTORS INDEPENDENCE STANDARDS
APPENDIX B SPX CORPORATION AUDIT COMMITTEE CHARTER
APPENDIX C
SPX CORPORATION 2002 STOCK COMPENSATION PLAN (As Amended and Restated Effective February 21, 2006)
APPENDIX D
SPX CORPORATION EXECUTIVE ANNUAL BONUS PLAN
APPENDIX E
SPX CORPORATION 2006 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN